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TABLE OF CONTENTS

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Preliminary Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
THE NASDAQ STOCK MARKET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE NASDAQ STOCK MARKET, INC.
One Liberty Plaza
New York, New York 10006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 26, 2004

To the holders of voting securities of The Nasdaq Stock Market, Inc.:

        Please take notice that an Annual Meeting of Stockholders (the "Annual Meeting") of The Nasdaq Stock Market, Inc., a Delaware corporation ("Nasdaq"), will be held at Nasdaq's headquarters, One Liberty Plaza, 50th floor, New York, New York, on May 26, 2004, at 10:00 a.m., local time, for the following purposes, all as more fully described in the attached Proxy Statement:

  1.
  To elect five Class 1 directors;

  2.
  To ratify the appointment of Ernst & Young LLP as Nasdaq's independent auditors for the fiscal year ending December 31, 2004; and

  3.
  To transact such other business as may come before the Annual Meeting or any adjournment or postponement thereof.

        You are urged to read carefully the attached Proxy Statement for additional information concerning the matters to be considered at the Annual Meeting. The Board of Directors of Nasdaq has fixed the close of business on March 31, 2004 as the record date (the "Record Date") for the determination of holders (the "Holders") of the common stock, par value $0.01 per share; Series B Preferred Stock, par value $0.01 per share; and 4% Convertible Subordinated Notes due 2006 (collectively, the "Nasdaq Securities") entitled to vote at the Annual Meeting. Only Holders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof. A list of these Holders will be available at Nasdaq's principal executive offices, One Liberty Plaza, New York, New York, at least 10 days before the Annual Meeting.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE RESPECTFULLY URGE YOU TO PROMPTLY VOTE YOUR NASDAQ SECURITIES IN ONE OF THE FOLLOWING WAYS:

  •
  MARK, SIGN, DATE, AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope;

  •
  USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this call is toll-free in the United States and Canada); or

  •
  VISIT THE WEBSITE address shown on your proxy card to vote through the Internet.

        IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY VOTED YOUR NASDAQ SECURITIES BY PROXY.

By Order of the Board of Directors,

Robert Greifeld President and Chief Executive Officer

New York, New York
April 15, 2004

TABLE OF CONTENTS

THE ANNUAL MEETING
PROPOSAL I: ELECTION OF DIRECTORS
PROPOSAL II: RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
OTHER BUSINESS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
NASDAQ CODES OF ETHICS
STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS
STOCKHOLDER COMMUNICATION WITH DIRECTORS
STOCKHOLDERS SHARING THE SAME ADDRESS
ANNEX A: AUDIT COMMITTEE CHARTER

THE NASDAQ STOCK MARKET, INC.
One Liberty Plaza
New York, New York 10006

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2004

        This Proxy Statement and the accompanying proxy card are being furnished to the holders (the "Holders") of the voting securities of The Nasdaq Stock Market, Inc., a Delaware corporation ("Nasdaq"), in connection with the solicitation of proxies by the Board of Directors of Nasdaq (the "Board of Directors" or the "Nasdaq Board") for use in voting at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and any and all adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card are first being mailed or delivered to the Holders on or about April 15, 2004.

THE ANNUAL MEETING

Date, Time, and Place.    The Annual Meeting is scheduled to be held at Nasdaq's headquarters at One Liberty Plaza, 50th floor, New York, New York, on May 26, 2004, at 10:00 a.m. local time.

Purpose.    At the Annual Meeting, the Holders will be asked to consider and vote upon each of the following matters:

  1.
  To elect five Class 1 directors;

  2.
  To ratify the appointment of Ernst & Young LLP as Nasdaq's independent auditors for the fiscal year ending December 31, 2004; and

  3.
  To transact such other business as may come before the Annual Meeting or any adjournment or postponement thereof.

        Who Can Vote.    Only Holders of record on the books of Nasdaq at the close of business on March 31, 2004 (the "Record Date") of Nasdaq's common stock, par value $0.01 per share (the "Common Stock"), Series B Preferred Stock, par value $0.01 per share (the "Series B Stock") and 4% Convertible Subordinated Notes due 2006 (the "Voting Notes" and, together with the Common Stock and the Series B Stock, the "Nasdaq Securities") will be entitled to notice of, and to vote at, the Annual Meeting. However, holders of warrants issued by the National Association of Securities Dealers, Inc. (the "NASD") who have exercised warrants for shares of Common Stock (the "Warrant Shares") will not be able to vote the Warrant Shares at the Annual Meeting. Pursuant to a voting trust agreement dated June 28, 2000, as amended (the "Voting Trust"), among Nasdaq, the NASD, The Bank of New York and Mellon Investor Services, LLC, the NASD retains the right to vote the Warrant Shares until such time as Nasdaq becomes registered as a national securities exchange ("Exchange Registration") with the Securities and Exchange Commission (the "SEC"). Holders of Warrant Shares will receive the Proxy Statement and annual report to stockholders for informational purposes, but will not receive a proxy card for the Warrant Shares.

        As of the Record Date, there were outstanding 78,741,270 shares of Common Stock (including shares of restricted stock entitled to vote at the Annual Meeting) and one share of Series B Stock. The one share of Series B Stock is owned by the NASD. The Voting Notes are convertible into an aggregate of 12,000,000 shares of Common Stock.

        At Nasdaq's 2002 Annual Meeting of Stockholders, stockholders approved an amendment to Nasdaq's Restated Certificate of Incorporation ("Certificate of Incorporation") granting holders of the Voting Notes the right to vote with the holders of Common Stock and Series B Stock on matters submitted to a vote of stockholders. The Voting Notes are held by Hellman & Friedman Capital Partners IV, L.P. and certain of its affiliated limited partnerships (collectively, "Hellman & Friedman").

As discussed in more detail below, the Voting Notes will entitle Hellman & Friedman to 4,537,094 votes on each of the matters to be submitted at the Annual Meeting, which total shall be reduced by each share of Common Stock over which Hellman & Friedman has voting control (see "—How Votes Are Counted").

        The enclosed proxy card shows the number of Nasdaq Securities that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

        Quorum.    A quorum must be present in person or by proxy at the Annual Meeting. The Holders of a majority of the votes that Holders are entitled to cast constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your Nasdaq Securities will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. Abstentions and "broker non-votes" (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for determining whether there is a quorum.

        How Votes Are Counted.    Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter that may be brought before the Annual Meeting, subject to the voting limitation in the Certificate of Incorporation that generally prohibits a Holder from voting in excess of 5% of the total voting power of Nasdaq. The share of Series B Stock is entitled to a number of votes that, together with all other votes entitled to be cast by the holder of the Series B Stock, is equal to one vote more than one-half of all votes entitled to be cast by all Holders as of the Record Date. In addition, the Holder of each Voting Note is entitled to the number of votes equal to the number of shares of Common Stock into which that Voting Note could be converted on the record date, subject to the 5% voting limitation contained in the Certificate of Incorporation. The Voting Notes will entitle Hellman & Friedman to 4,537,094 votes on each of the matters to be submitted at the Annual Meeting, which total shall be reduced by each share of Common Stock over which Hellman & Friedman has voting control.

        Nasdaq Securities (Common Stock, Series B Stock and Voting Notes) vote together as a single class. As a result, the affirmative vote by the NASD of the Common Stock and Series B Stock that it controls in favor of the proposals being submitted for approval of the Holders at the Annual Meeting will result in approval of such proposals.

        Required Vote.    If a quorum is present at the Annual Meeting, the five nominees for director receiving the greatest number of votes (a plurality) will be elected. Abstentions and broker non-votes will not be considered in determining whether director nominees have received the requisite number of affirmative votes. For each of the remaining proposals, approval will require the affirmative votes of the holders of a majority of the total number of the votes of the Nasdaq Securities present at the Annual Meeting and entitled to vote on the proposal. For each of these proposals, abstentions will have the effect of a vote "Against" such proposal, and broker non-votes, although counted for purposes of determining the presence of a quorum, will have the effect of a vote neither for nor against such proposal.

        Form of Proxy.    The proxy provides that each Holder may vote his or her Nasdaq Securities "For" the director nominees or to "Withhold Authority" for the individual nominees or for all of the nominees, and may vote "For" or "Against" or "Abstain" from voting with respect to each of the other proposals.

        Voting by Proxy Holders.    If you hold your Nasdaq Securities in your name as a holder of record, you may instruct the proxy holders how to vote your Nasdaq Securities by using the toll-free telephone number, the Internet website listed on the proxy card or by signing, dating, and mailing the proxy card in the postage paid envelope that we have provided to you. Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Nasdaq Securities as provided by those instructions. IF YOU RETURN A SIGNED PROXY WITHOUT SPECIFIC VOTING INSTRUCTIONS, YOUR NASDAQ SECURITIES WILL BE VOTED BY THE PROXY HOLDERS FOR THE ELECTION OF THE DIRECTORS AND FOR THE OTHER PROPOSALS SET FORTH HEREIN. If your Nasdaq Securities are held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter, you will receive instructions from your nominee, which you must follow to have your Nasdaq Securities voted. The broker, bank or other nominee may only vote the Nasdaq Securities that it holds for you as provided by your instructions.

        Vote by Telephone.    You can vote your Nasdaq Securities by telephone by dialing, at no cost to you, the toll-free number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. (E.D.T.) on May 25, 2004. You must enter your control number (printed on your proxy card above your name). You will then receive easy-to-follow voice prompts allowing you to vote your Nasdaq Securities and to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card. If you are located outside the United States and Canada, you should vote by Internet or by mail.

        Vote by Internet.    You can also choose to vote through the Internet. The website address for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. (E.D.T.) on May 25, 2004. As with telephone voting, you must enter your control number (printed on the proxy card above your name) and you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote through the Internet, you do not need to return your proxy card.

        Vote by Mail.    If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided.

        Voting on Other Matters.    Nasdaq is not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your Nasdaq Securities. If the meeting is adjourned or postponed, your Nasdaq Securities may be voted by the proxy holders on the new meeting date as well, unless you have revoked your proxy instructions before that date.

        How to Revoke Your Proxy Instructions.    A proxy may be revoked at any time prior to the voting at the Annual Meeting. To revoke your proxy instructions, you must (1) so advise Nasdaq's Corporate Secretary, Joan C. Conley, c/o The Nasdaq Stock Market, Inc., One Liberty Plaza, New York, New York, 10006, in writing before your Nasdaq Securities have been voted by the proxy holders at the meeting, (2) deliver to Nasdaq's Corporate Secretary before the date of the Annual Meeting your revised proxy instructions, or otherwise submit a later dated proxy (including a proxy by telephone or through the Internet), or (3) attend the meeting and vote your Nasdaq Securities in person.

        Cost of This Proxy Solicitation.    Nasdaq will pay the cost of its proxy solicitation. Nasdaq will, upon request, reimburse brokers, banks, and other nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. Some of Nasdaq's employees may also solicit Holders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. Mellon Investors Services has been retained to assist in soliciting proxies at a fee of $7,500 plus costs and expenses for these services. Your cooperation in promptly voting your Nasdaq Securities and submitting your proxy by telephone, the Internet or by completing and returning the enclosed proxy card will help to avoid additional expense.

        Attending the Annual Meeting.    If you are a holder of record and you plan to attend the Annual Meeting, please indicate this when you vote. If you are a beneficial owner of Nasdaq Securities held by a bank, broker or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker, or other nominee are examples of proof of ownership. If you want to vote in person your Nasdaq Securities held in street name, you will have to obtain a proxy, executed in your favor, from the holder of record.

PROPOSAL I

ELECTION OF DIRECTORS

        The business and affairs of Nasdaq are managed under the direction of the Board of Directors. The Certificate of Incorporation establishes a classified Board of Directors, divided into three classes having staggered terms of three years each. Pursuant to the Certificate of Incorporation and Nasdaq's By-Laws, the Board of Directors may determine the total number of directors. The Board of Directors currently consists of seven Class 1 directors, six Class 2 directors, and seven Class 3 directors. The Nominating Committee has recommended, and the Board of Directors has approved, a reduction in the size of the Board of Directors from 21 to 18 members. Five Class 1 directors are to be elected at the Annual Meeting by the Holders for terms expiring at the 2007 annual meeting of stockholders and upon their successors being duly elected and qualified. The directors whose terms will expire at the Annual Meeting are: H. Furlong Baldwin, Frank E. Baxter, Michael W. Clark, William S. Cohen, Robert Greifeld, Thomas M. Joyce and Arvind Sodhani. Messrs. Baxter, Clark and Cohen are retiring from the Board of Directors and will not stand for re-election as Class 1 directors at the Annual Meeting. The remaining Class 1 directors have been nominated for re-election. Former U.S. Senator Fred D. Thompson has been nominated by the Nominating Committee to stand for election as a Class 1 director at the Annual Meeting to fill the remaining Class 1 vacancy. Senator Thompson was initially recommended to the Nominating Committee by one of Nasdaq's executive officers.

        All nominees have consented to be named in this Proxy Statement and to serve on the Board of Directors, if elected. In the event that any nominee should not be available, the persons named in the proxy will vote for the other nominees and may vote for a substitute for the unavailable nominee.

        Under Nasdaq's By-Laws, all directors are classified as either Industry Directors, Non-Industry Directors, or Staff Directors (each as described below). In addition, Non-Industry Directors may also be classified as Public Directors or Issuer Representatives (each as described below). The number of Non-Industry Directors, including at least one Public Director and at least two representatives of Nasdaq-listed companies (an "Issuer Representative"), is required to equal or exceed the number of Industry Directors, unless the Board of Directors consists of nine or fewer directors. In such case only one director is required to be an Issuer Representative. Nasdaq establishes the classification of each director based on a questionnaire with specific questions related to each of the classifications discussed below. Nasdaq's Corporate Secretary annually certifies to the Board of Directors the classification of each director.

        The following is a general description of Nasdaq's director classifications:

  •
  Industry Director means a director (excluding any two officers of Nasdaq, selected at the sole discretion of the Board of Directors, amongst those officers who may be serving as directors (the "Staff Directors")) who (i) has served in the prior three years as an officer, director, or employee of a broker or dealer, excluding an outside director or a director not engaged in the day-to-day management of a broker or dealer; (ii) is an officer, director (excluding an outside director), or employee of an entity that owns more than 10% of the equity of a broker or dealer, and the broker or dealer accounts for more than 5% of the gross revenues received by the consolidated entity; (iii) owns more than 5% of the equity securities of any broker or dealer, whose investments in brokers or dealers exceed 10% of his or her net worth, or whose ownership interest otherwise permits him or her to be engaged in the day-to-day management of the broker or dealer; (iv) provides professional services to brokers or dealers, and such services constitute 20% or more of the professional revenues received by the director or member or 20% or more of the gross revenues received by the director's or member's firm or partnership; (v) provides professional services to a director, officer, or employee of a broker, dealer, or corporation that owns 50% or more of the voting stock of a broker or dealer, and such services relate to the director's, officer's or employee's professional capacity and constitute 20% or more of the professional revenues received by the director or 20% or more of the gross revenues received by the director's or member's firm or partnership; or (vi) has a consulting or employment relationship with or provides professional services to the NASD, NASD Regulation, Inc. ("NASDR"), Nasdaq, or the American Stock Exchange LLC ("Amex") or has had any such relationship or provided such services at any time within the prior three years.

  •
  Non-Industry Director means a director (excluding the Staff Directors) who is (i) a Public Director; (ii) an officer or employee of an issuer of Nasdaq-listed securities or securities traded in the over-the-counter market ("Issuer Representative"); or (iii) any other individual who would not be an Industry Director.

  •
  Public Director means a director who has no material business relationship with a broker or dealer or the NASD, NASDR, or Nasdaq and does not meet the definition of Industry Director set forth above.

Information With Respect to Director Nominees

        Listed below are the nominees for Class 1 directors, including information showing the principal occupation, business experience and current public directorships, if any, of each, the age of each as of the date of this Proxy Statement, and the year each was first elected a director of Nasdaq. The nominees are to serve for a three-year term expiring at the 2007 annual meeting of stockholders and upon their successors being duly elected and qualified. The Board of Directors has determined that each of the nominees, with the exception of Mr. Greifeld, is considered independent of Nasdaq pursuant to the standards of independence applicable to companies listed on The Nasdaq Stock Market.

        Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing the individuals identified in the table below as Class 1 directors of Nasdaq. If the proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies.

Name	Age	Class	Position	Director Since
H. Furlong Baldwin	72	1	Chairman	2000
Robert Greifeld	46	1	Director	2003
Thomas M. Joyce	49	1	Director	2003
Arvind Sodhani	50	1	Director	1997
Fred D. Thompson	61	1	Director	—

Class 1 Nominees

        H. Furlong Baldwin, a Non-Industry Director nominee, was elected non-executive Chairman of the Nasdaq Board in May 2003 and was first elected to the Nasdaq Board in July 2000. Mr. Baldwin also served as a member of the NASD Board from 1999 until 2003. Mr. Baldwin served as Chairman and Chief Executive Officer ("CEO") of the Mercantile Bankshares Corporation, a multi-bank holding company, from April 1976 until March 2001. Mr. Baldwin retired as Chairman and member of the Mercantile Board of Directors in March 2003. Mr. Baldwin joined Mercantile-Safe Deposit & Trust Company in 1956 and was elected President in 1970 of Mercantile-Safe Deposit & Trust Company and Mercantile Bankshares Corporation and Chairman and CEO in 1976. Mr. Baldwin serves on the board of directors of W.R. Grace & Co., Platinum Underwriters Holdings, Ltd., and Allegheny Energy, Inc.

        Robert Greifeld, a Staff Director nominee, was appointed President and CEO of Nasdaq and elected to the Nasdaq Board in May 2003. Prior to joining Nasdaq, Mr. Greifeld was an Executive Vice President at SunGard Data Systems, Inc. ("SunGard"), where he was responsible for all of SunGard's sell-side businesses and its buy-side transaction routing businesses. SunGard is a global provider of integrated software and processing solutions for financial services and a provider of information availability services. Mr. Greifeld joined SunGard in 1999 through SunGard's acquisition of Automated Securities Clearance, Inc. ("ASC"). From 1991-1999, Mr. Greifeld was the President and Chief Operating Officer of ASC.

        Thomas M. Joyce, an Industry Director nominee, was elected to the Nasdaq Board in May 2003. Since May 2002, Mr. Joyce has been CEO and President of Knight Trading Group, Inc. ("Knight Trading Group"), which provides trade execution in equities and derivatives and maintains an asset management business. Prior to joining Knight Trading Group, Mr. Joyce served as Global Head of Trading at Sanford C. Bernstein & Co., since 2001. Previously, Mr. Joyce worked at Merrill Lynch & Co., Inc. from May 1987 to December 2001, serving most recently as Head of Global Equity eCommerce from 1999 to 2001 and as Head of U.S. Equities at Merrill Lynch from 1996 to 1999.

        Arvind Sodhani, a Non-Industry Director nominee, was elected to the Nasdaq Board in January 1997. From July 2000 to December 2000, Mr. Sodhani served as a non-voting member of the Nasdaq Board. Mr. Sodhani served as a member of the NASD Board from 1998 to 2003. Mr. Sodhani is Vice President and Treasurer of Intel Corporation ("Intel"), a semiconductor manufacturer of chips and computer networking products. Mr. Sodhani joined Intel in 1981 and became a Vice President in 1990.

        Fred D. Thompson, a Public Director nominee, has been an attorney and consultant in private practice since January 2003 and an actor on the televison drama "Law & Order" since October 2002. He previously served in the U.S. Senate from December 1994 to January 2003 and as Chairman of the Senate Committee on Governmental Affairs from January 1997 to June 2001. Prior to his service in the U.S. Senate, Senator Thompson practiced law from 1967 to 1994 and was a film actor from 1985 to 1993. He has appeared in more than 18 motion pictures, including feature roles in "Cape Fear," "In the Line of Fire," "Die Hard II" and "The Hunt for Red October."

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE CLASS 1 NOMINEES.

Information With Respect to the Other Directors

        The Class 2 directors have terms expiring at the 2005 annual meeting of stockholders and upon their successors being duly elected and qualified. The Class 3 directors have terms expiring at the 2006 annual meeting of stockholders and upon their successors being duly elected and qualified. Two Class 3 directors, Arthur Rock and Arshad Zakaria have indicated that they intend to resign from the Nasdaq Board effective as of the Annual Meeting. Listed below are the continuing directors and Jeffrey N. Edwards and Deborah L. Wince-Smith, who have been elected by the Board of Directors to fill the two Class 3 vacancies on the Nasdaq Board effective immediately following the Annual Meeting. Mr. Edwards was initially recommended to the Nominating Committee by a former non-management director. Ms. Wince-Smith was initially recommended to the Nominating Committee by a member of that committee. Included in this list is Patrick Healy who was designated by Hellman & Friedman as its candidate to replace F. Warren Hellman. Mr. Hellman resigned as a Class 2 director effective February 25, 2004. Nasdaq is obligated by the terms of a Securityholders Agreement between Nasdaq and Hellman & Friedman to nominate and generally use its best efforts to cause the election to the Board of Directors of one individual designated by Hellman & Friedman, subject to certain conditions. Mr. Healy was subsequently nominated by the Nominating Committee and elected as a director by the Board of Directors effective March 4, 2004. The Board of Directors has determined that each of the directors listed below is considered independent of Nasdaq pursuant to the standards of independence applicable to companies listed on The Nasdaq Stock Market.

        Listed below are the continuing directors. In addition, set forth below is information showing the principal occupation, business experience and current public directorships, if any, of each, the age of each, and the year each was first elected a director of Nasdaq.

Name	Age	Class	Position	Director Since
Michael Casey	58	3	Director	2001
Jeffery N. Edwards	43	3	Director	—
Lon Gorman	55	3	Director	2003
John P. Havens	47	2	Director	2003
Patrick Healy	37	2	Director	2004
John D. Markese	58	3	Director	1996
Thomas F. O'Neill	57	3	Director	2003
James S. Riepe	60	3	Director	2003
Sir Martin Sorrell	59	2	Director	2001
Thomas G. Stemberg	55	2	Director	2002
Thomas W. Weisel	63	2	Director	2002
Mary Jo White	56	2	Director	2002
Deborah L. Wince-Smith	53	3	Director	—

        Michael Casey, a Non-Industry Director, was elected to the Nasdaq Board in January 2001. Mr. Casey has been Executive Vice President, Chief Financial Officer ("CFO"), and Chief Administrative Officer of Starbucks Corporation ("Starbucks"), a leading roaster and retailer of specialty coffee, since September 1997. Prior to his current position, Mr. Casey was Senior Vice President and CFO of Starbucks from August 1995 to September 1997.

        Jeffrey N. Edwards, an Industry Director, has been elected to the Nasdaq Board effective immediately following the Annual Meeting. Mr. Edwards is a Senior Vice President at Merrill Lynch & Co., a global financial services firm, in October 2003 and became Head of the Global Capital Markets & Financing Group within Global Markets & Investment Banking at Merrill Lynch in September 2003. Previously, Mr. Edwards served as co-head of Global Equity Markets from October 2001 to September 2003. Mr. Edwards served as co-head of Global Equity Capital Markets from March 2000 to October 2001. In May 1998, Mr. Edwards was named co-head of Equity Capital Markets. He joined Merrill Lynch in 1987 as an associate in investment banking and joined Equity Capital Markets in 1991.

        Lon Gorman, an Industry Director, was elected to the Nasdaq Board in May 2003. Mr. Gorman has been Vice Chairman of The Charles Schwab Corporation ("Schwab"), a holding company whose subsidiaries engage in securities brokerage and financial services, since July 1999 and has served as President of Schwab Institutional and Asset Management since May 2003 and President of Schwab Capital Markets L.P. since June 1996. Mr. Gorman, who joined Schwab in June 1996, is also a member of Schwab's Executive Committee.

        John P. Havens, an Industry Director, was elected to the Nasdaq Board in May 2003. Mr. Havens has been Global Head of Institutional Equity Division at Morgan Stanley Co., Incorporated, a global financial firm, and a member of Morgan Stanley's Management Committee since September 2000 and Managing Director of Morgan Stanley since 1990. Previously, Mr. Havens was the Head of Global Equity Sales and Trading at Morgan Stanley. He joined Morgan Stanley in 1986 as a Principal in Institutional Equity.

        Patrick Healy, a Non-Industry Director, was appointed to the Nasdaq Board in February 2004. Mr. Healy is a Managing Director of Hellman & Friedman LLC and CEO of Hellman & Friedman

Europe, Ltd., a private equity investment firm. Mr. Healy joined Hellman & Friedman in 1994, serving as Managing Director since January 1999 and previously as Principal from July 1994. Mr. Healy serves on the board of directors of ProSiebenSat 1 A.G.

        John D. Markese, a Public Director, was elected to the Nasdaq Board in May 2003 and has been a member of the Nasdaq Board since 1996. Dr. Markese is a member of the NASD Nominating Committee and served on the NASD Board from 1998 to 2002. Dr. Markese has been President and CEO of the American Association of Individual Investors ("AAII"), a not-for-profit organization providing investment education to individual investors, since 1992.

        Thomas F. O'Neill, an Industry Director, was elected to the Nasdaq Board in May 2003. Mr. O'Neill is a founding principal of Sandler O'Neill & Partners L.P., an investment bank, which was founded in 1988. Mr. O'Neill is also a director of Misonix, Inc.

        James S. Riepe, a non-Industry Director, was elected to the Nasdaq Board in May 2003. Mr. Riepe has been Vice Chairman of the Board of Directors of T. Rowe Price Group, Inc., an investment management firm, since April 1997. He is also Chairman of the T. Rowe Price Mutual Funds and a member of the firm's Management Committee. Mr. Riepe also serves as chairman and a director of T. Rowe Price's marketing and service subsidiaries. Mr. Riepe joined T. Rowe Price in 1982 as a vice president and director of the firm.

        Sir Martin Sorrell, a Non-Industry Director, was elected to the Nasdaq Board in January 2001. Sir Martin is a founder and, since 1986, has been Group Chief Officer of WPP Group plc, a global communication services organization. Prior to this position, Sir Martin was the Group Finance Director of Saatchi & Saatchi, PLC.

        Thomas G. Stemberg, a Non-Industry Director, was elected to the Nasdaq Board in May 2002. Mr. Stemberg has served as non executive Chairman of Staples, Inc., an office supply superstore retailer, since February 2004. He served as Chairman since February 1988. Mr. Stemberg also served as CEO of Staples from January 1986 to February 2002. Mr. Stemberg serves on the board of directors of PETsMART, Inc., Polycom, Inc., and CarMax, Inc.

        Thomas W. Weisel, an Industry Director, was elected to the Nasdaq Board in May 2002. Mr. Weisel has been Chairman and CEO of Thomas Weisel Partners LLC, a merchant banking firm, since he founded the firm in January 1999. Prior to this position, Mr. Weisel was the founder, chairman, and CEO of Montgomery Securities, an investment banking firm, from 1978 until October 1998. Mr. Weisel serves on the board of directors of Next Media Group, Inc.

        Mary Jo White, a Public Director, was elected to the Nasdaq Board in May 2002. Ms. White has been a partner at the law firm of Debevoise & Plimpton LLP since April 2002, and served as the U.S. Attorney for the Southern District of New York from June 1993 until January 2002.

        Deborah L. Wince-Smith, a Public Director, has been elected to the Nasdaq Board effective immediately following the Annual Meeting. Since December 2001, Ms. Wince-Smith has been the President of the Council on Competitiveness ("Council"), a non-profit organization focused on productivity and economic growth policy issues. She joined the Council in February 1993 as a Senior Fellow and Independent Consultant. From 1989 to 1993, Ms. Wince-Smith served as the Assistant Secretary for Technology Policy in the Department of Commerce Technology Administration.

Board and Committee Meetings

        The Board of Directors held 12 meetings during the year ended December 31, 2003. No directors other than Messrs. Clark, Cohen, Havens, Joyce, Sorrell, Weisel and Zakaria attended fewer than 75% of the meetings of the Board of Directors and those committees on which the director served during the 2003 calendar year.

        Pursuant to Nasdaq's By-Laws, the Board of Directors has established seven standing committees, which are described below. Each committee has adopted a charter, which is available on Nasdaq's website at www.nasdaq.com/investorrelations/ under the caption "Board of Directors and Committees." In addition, the Nasdaq Board may hire outside experts to assist it when necessary.

        Executive Committee.    Subject to the limitations in Nasdaq's By-Laws, the Executive Committee has the general power and authority of the Board of Directors in the management of the business and affairs of Nasdaq between meetings of the Board of Directors. Messrs. Baldwin, Casey, Clark, Greifeld, Markese, Sodhani and Ms. White currently serve on the Executive Committee. This committee did not meet during 2003.

        Finance Committee.    The Finance Committee advises the Board of Directors with respect to the oversight of the financial operations and conditions of Nasdaq, including recommendations for Nasdaq's annual operating and capital budgets. Messrs. Sodhani, Baxter, Greifeld, Healy, O'Neill and Riepe currently serve as voting members of the Finance Committee. This committee met 12 times during 2003.

        Corporate Governance Committee.    The Corporate Governance Committee was established in October 2003, with responsibilities including: annual evaluations of the effectiveness of the Board of Directors and Nasdaq senior management (including evaluation and recommendations concerning the size, composition, selection and processes of the Board of Directors and its committees), reviewing assignments of directors to various committees, reviewing and advising the Board of Directors on corporate governance standards and best practices to monitor and enhance Nasdaq's corporate governance structure. Messrs. Baldwin, and Baxter currently serve on the Corporate Governance Committee. This committee did not meet during 2003.

        Management Compensation Committee.    The Management Compensation Committee, composed entirely of independent directors (as defined under NASD Rule 4200(a)(15)), among other duties, reviews and recommends compensation and benefit plans for Nasdaq officers and staff, reviews base salary and incentive compensation for each officer whose base salary exceeds $200,000 or whose total annual compensation exceeds $400,000, administers the Nasdaq Equity Incentive Plan ("Equity Plan") and Employee Stock Purchase Plan ("ESPP") and reviews annually with the Board of Directors the performance of the CEO. Messrs. Casey, Baxter, Havens, Sodhani and Sorrell currently serve on the Management Compensation Committee. The Committee met in executive session at each of the 11 committee meetings in 2003.

        Nominating Committee.    The Nominating Committee has the authority to identify and nominate candidates for vacancies on the Board of Directors. Nominations for directors to be elected by the stockholders are made by the Nominating Committee, or may be made by a stockholder in accordance with the procedures described in the section entitled "Stockholder Proposals and Nominations of Directors" below. If a director position becomes vacant because of death, disability, disqualification, removal, resignation or increase in the number of directors, the Nominating Committee will nominate, and the Board of Directors will elect by majority vote, a person satisfying the classification (Industry, Non-Industry or Public Director), if applicable, for the directorship to fill such vacancy, except that if the remaining term is not more than six months, no replacement is required. Nasdaq's By-Laws require that no more than three current members of the Board of Directors and two Industry members may serve on the Nominating Committee. The current members of the Nominating Committee are: Edward T. Alter, Betsy S. Atkins, Nicholas E. Calio, Joseph A. Grundfest, Bernard L. Madoff and Hedi S. Reynolds. None of the members of the committee currently serve on the Board of Directors. Each member of the Nominating Committee is independent of Nasdaq pursuant to the standards of independence applicable to members of the nominating committees of companies listed on The Nasdaq Stock Market. This committee met once during 2003. During 2003, the members of the Nominating Committee were: Alfred E. Osborne, Jr., Andrew Cader, Benita Pierce, Joseph A. Grundfest, James M. Shuart and Bernard L. Madoff.

        The Nominating Committee will consider director candidates recommended by stockholders, directors, officers and other sources, including third party search firms. In evaluating candidates, the Nominating Committee considers the candidates' willingness to participate fully in Board activities including active membership on Board committees, the attributes of the candidates (including areas of expertise, experience, background, integrity, available time commitment, diversity, and applicable laws, rules and regulations) and the needs of the Board of Directors—including financial expertise referred to in SEC regulations and Nasdaq's listing standards—and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating Committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under "Stockholder Proposals and Nominations of Directors."

        Policy Committee.    The Policy Committee has the authority to review and recommend action on proposed rule changes to the Board of Directors. Ms. White and Messrs. Gorman, Havens, Healy, Joyce and Riepe currently serve on the Policy Committee. This committee met eight times during 2003.

        Audit Committee.    The Audit Committee oversees Nasdaq's financial reporting process on behalf of the Board of Directors and reports to the Board of Directors the results of these activities, including the systems of internal controls which management and the Board of Directors have established, Nasdaq's audit and compliance process and financial reporting. The Audit Committee, among other duties, engages the independent public accountants, pre-approves all audit and non-audit services provided by the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, considers the compatibility of any non-audit services provided by the independent public accountants with the independence of such auditors and reviews the independence of the independent public accountants. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Annex A. Messrs. Markese, Casey, O'Neill and Ms. White currently serve on the Audit Committee. This committee met nine times during 2003. The Board of Directors has determined that Audit Committee members must meet the independence standards for audit committees of companies listed on The Nasdaq Stock Market and has concluded that each member of the Audit Committee satisfies these independence standards.

        Each member of the Audit Committee meets the standard for financial knowledge for companies listed on The Nasdaq Stock Market. In addition, the Board of Directors has determined that Mr. Casey is qualified as an audit committee financial expert within the meaning of SEC regulations and that he has accounting and related financial management expertise that meets the standard for "financial sophistication" set forth in NASD Rule 4350(d)(2)(A).

Nasdaq Board Attendance at Annual Meeting

        It is the policy of Nasdaq to encourage all members of the Nasdaq Board to attend the Annual Meeting. In 2003, 12 members of the Nasdaq Board attended the Annual Meeting.

Director Compensation

        Employee directors do not receive additional compensation for serving on the Board of Directors. In 2003, all non-employee directors were entitled to receive a compensation package valued at $40,000. Each non-employee director may elect to receive the compensation package in cash, payable in equal quarterly installments, shares of restricted stock, or a combination of one-half in stock and one-half in cash. Calculation of the number of shares of restricted stock to be awarded will be based on the closing price of the Common Stock on the date prior to the grant. The shares of restricted stock will vest two years from date of grant and unvested shares are forfeited in certain circumstances upon termination of the director's service on the Nasdaq Board. Directors do not receive retirement, health or life insurance benefits and do not receive additional fees for meeting attendance or service on committees. Two incumbent directors elected to waive all compensation for services rendered in 2003. One additional director who retired from the Nasdaq Board in May 2003 waived all compensation for his period of service in 2003.

PROPOSAL II

RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP ("Ernst & Young") as independent auditors to audit the financial statements for fiscal year 2004. Ernst & Young has audited Nasdaq's financial statements since fiscal year 1986. Representatives of Ernst & Young are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        Fees incurred by Nasdaq payable to Ernst & Young for fiscal years 2003 and 2002 (including expenses) totaled $2,490,584 and $5,503,657, respectively. Details of the fees are based on the new categories provided by the SEC auditor independence disclosure rules that became effective in 2003:

	2003	2002*
Audit fees	$1,857,159	$2,048,072
Audit-related fees	191,200	1,933,753

Audit and audit-related	2,048,359	3,981,825
Tax fees	435,325	286,471
All other fees	6,900	1,235,361

Total**	$2,490,584	$5,503,657

*
2002 accounting consultation fees have been reclassified as Audit fees to conform with the current year presentation.

**
Fees exclude services provided to non-profit entities of The Nasdaq Stock Market, Inc., services provided in relation to Nasdaq's role as the Securities Information Processor ("SIP") under the Unlisted Trading Privileges Plan ("UTP Plan") and the audit of the Nasdaq-100 Trust, Series 1, the trust for the Nasdaq-100 Index Tracking StockSM ("QQQSM").

        Audit fees represent the audit, inclusive of international entities, of Nasdaq's annual financial statements and the review of Nasdaq's quarterly reports on Form 10-Q, and accounting consultation on matters addressed during the audit or interim review. Audit-related fees represent assurance, employee benefit plan audits, internal control reviews including assistance with Section 404 internal control reporting requirements. In 2002, Audit-related fees also included transactional due diligence fees related to Nasdaq's global strategic initiatives of $1,933,753. Tax fees represent tax services related to tax compliance, advice and planning. All other fees represent client advisory services and products, and certain other services not included in the above categories. In 2002, All other fees also included Internal audit co-sourcing services of $1,196,411. Internal audit co-sourcing services were terminated as of June 30, 2002.

        Under the Sarbanes-Oxley Act of 2002, the Audit Committee of Nasdaq's Board of Directors is responsible for the appointment, compensation and oversight of the services provided by Nasdaq's independent auditors, Ernst & Young. The Audit Committee is required to pre-approve both audit and non-audit services performed by Ernst & Young.

Pre-Approval of Services by Audit Committee

        In accordance with the SEC's new independence rules, Nasdaq's Audit Committee requires specific pre-approval of each non-audit service provided by Ernst & Young on a case-by-case basis. In approving Nasdaq's independent auditors to provide such services, the Audit Committee considers many factors prior to the specific pre-approval of non-audit services. These factors take into consideration the most efficient or effective service provider, familiarity with the company's systems and processes, business and risk profile, and other services that may improve the overall audit quality. The Audit Committee has delegated its Chairman the authority to evaluate and pre-approve non-audit engagements on behalf of the Audit Committee if such engagements do not exceed $100,000 in the aggregate between meetings and the Audit Committee is informed of the pre-approval by the Chairman at the next committee meeting. Nasdaq's management periodically reports to the full Audit Committee regarding the extent of the services provided by Ernst & Young, including fees for such services, in accordance with Nasdaq's pre-approval process. The Audit Committee pre-approved all Ernst & Young services engaged in 2003. The Audit Committee also reviewed, among other things, the amount of fees paid to Ernst & Young to consider whether the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young's independence.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

OTHER BUSINESS

        The Board of Directors knows of no business other than the matters set forth herein that will be presented at the Annual Meeting. To the extend that matters not known at this time may come before the Annual Meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters as may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of Nasdaq's voting securities by (1) all persons who are beneficial owners of more than 5% of Nasdaq's voting securities, (2) each director and nominee director, (3) Nasdaq's CEO and the four most highly compensated executive officers other than the CEO, who were serving as executive officers at the end of 2003 and one additional individual, Hardwick Simmons, who served as CEO until May 12, 2003 (collectively, the "named executive officers") and (4) all directors, nominee directors and executive officers as a group. Except as otherwise indicated, Nasdaq believes that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address of such persons is One Liberty Plaza, New York, New York, 10006. As of March 31, 2004, 78,741,270 shares of Common Stock were outstanding (including shares of restricted Common Stock entitled to vote at the Annual Meeting) and one share of Series B Stock was outstanding.

Name of beneficial owner	Common Stock Beneficially Owned		Percent of Class		Series B Stock Beneficially Owned	Percent of Class
National Association of Securities Dealers, Inc. 1735 K Street, N.W. Washington, D.C. 20006	43,225,976	(1)	54.9%		1	100%
Hellman & Friedman Capital Partners IV, L.P. One Maritime Plaza 12th Floor San Francisco, CA 94111	12,500,000	(2)	15.9%	(3)	—	—
H. Furlong Baldwin	8,125	(4)	*		—	—
Frank E. Baxter	55,000	(5)	*		—	—
Michael Casey	11,250	(6)	*		—	—
Michael W. Clark	—	(7)	—		—	—
William S. Cohen	5,000	(8)	*		—	—
Jeffery N. Edwards	—	(9)	—		—	—
Lon Gorman	1,842	(10)	*		—	—
John P. Havens	—	(11)	—		—	—
Patrick Healy	—	(2)	—		—	—
Thomas M. Joyce	—	(12)	—		—	—
John D. Markese	23,125	(13)	*		—	—
Thomas F. O'Neill	—	(14)	—		—	—
James S. Riepe	—	(15)	—		—	—
Arthur Rock	205,000	(16)	*		—	—
Arvind Sodhani	—	(17)	—		—	—
Sir Martin Sorrell	5,000	(18)	*		—	—
Thomas G. Stemberg	19,386	(19)	*		—	—
Fred D. Thompson	—		—		—	—
Thomas W. Weisel	4,386	(20)	*		—	—
Mary Jo White	1,261	(21)	*		—	—
Deborah L. Wince-Smith	—		—		—	—
Arshad R. Zakaria	—	(22)	—		—	—
Robert Greifeld	850,000	(23)	1.1%		—	—
John L. Jacobs	61,319	(24)	*		—	—
Edward Knight	91,545	(25)	*		—	—
Steven J. Randich	150,000	(26)	*		—	—
David P. Warren	129,900	(27)	*		—	—
Hardwick Simmons	2,000,000	(28)	2.5%		—	—
All directors, nominees and executive officers as a group (32 persons)	3,736,158		4.7%	(29)	—	—

*
Less than one percent

(1)
Includes 32,455,312 shares of Common Stock underlying warrants issued by the NASD and an additional 10,770,664 shares of Common Stock held by the NASD. The 32,455,312 number includes 35,830 Warrant

  Shares underlying warrants that have been exercised for Common Stock by the holders of such warrants; until Exchange Registration is approved by the SEC, the NASD retains the right to vote these Warrant Shares pursuant to the Voting Trust.

(2)
Hellman & Friedman owns the Voting Notes. Hellman & Friedman Investors IV, LLC ("Hellman & Friedman IV"), is the general partner of each of the Hellman & Friedman limited partnerships. The Voting Notes are currently convertible into 12,000,000 shares of Common Stock, subject to adjustment, in general, for any stock split, dividend, combination, recapitalization or other similar event. Hellman & Friedman also owns 500,000 shares of Common Stock. The investment decisions of each of the Hellman & Friedman limited partnerships are made by the investment committee of Hellman & Friedman IV, which indirectly exercises sole voting and investment power with respect to the Voting Notes and the shares of Common Stock. Mr. Healy is a managing director of Hellman & Friedman. Mr. Healy disclaims beneficial ownership of the Voting Notes and the shares of Common Stock except to the extent of his indirect pecuniary interest.

(3)
Assumes the full conversion of the Voting Notes.

(4)
Represents 5,000 vested options to purchase Common Stock issued under the Equity Plan, and 3,125 shares of restricted stock issued under the Equity Plan, 100% of which vest on May 7, 2005. Under the terms of the Equity Plan, Mr. Baldwin has the right to direct the voting of the restricted shares.

(5)
Includes 5,000 vested options to purchase Common Stock issued under the Equity Plan. 50,000 shares of Common Stock are held by The Baxter 1988 Trust, which Mr. Baxter controls. Excludes shares of Common Stock owned by the Jeffries Group, Inc. and its affiliates, of which Mr. Baxter is the Chairman. Mr. Baxter disclaims beneficial ownership of such shares.

(6)
Represents 5,000 vested options to purchase Common Stock issued under the Equity Plan, and 6,250 shares of restricted stock issued under the Equity Plan, 100% of which vest on May 7, 2005. Under the terms of the Equity Plan, Mr. Casey has the right to direct the voting of the restricted shares. Excludes shares of Common Stock owned by Starbucks Corporation, of which Mr. Casey is an officer. Mr. Casey disclaims beneficial ownership of such shares.

(7)
Excludes shares of Common Stock owned by CSFB and its affiliates, of which Mr. Clark is an officer. Mr. Clark disclaims beneficial ownership of such shares.

(8)
Represents vested options to purchase Common Stock issued under the Equity Plan.

(9)
Excludes shares of Common Stock and warrants to purchase Common Stock owned by Merrill Lynch and its affiliates, of which Mr. Edwards serves as Senior Vice President. Mr. Edwards disclaims beneficial ownership of such shares and warrants.

(10)
Represents 1,842 shares of restricted stock issued under the Equity Plan, 100% of which vest on June 11, 2005. Under the terms of the Equity Plan, Mr. Gorman has the right to direct the voting of the restricted shares. Excludes shares of Common Stock and warrants to purchase Common Stock owned by Schwab and its affiliates, of which Mr. Gorman is Vice Chairman. Mr. Gorman disclaims beneficial ownership of such shares and warrants.

(11)
Excludes shares of Common Stock and warrants to purchase Common Stock owned by Morgan Stanley and its affiliates, of which Mr. Havens is an officer. Mr. Havens disclaims beneficial ownership of such shares and warrants.

(12)
Excludes shares of Common Stock and warrants to purchase Common Stock owned by Knight Trading Group and its affiliates, of which Mr. Joyce is the CEO and President. Mr. Joyce disclaims beneficial ownership of such shares and warrants.

(13)
Includes 5,000 vested options to purchase Common Stock issued under the Equity Plan, and 3,125 shares of restricted stock issued under the Equity Plan, 100% of which vest on May 7, 2005. Under the terms of the Equity Plan, Mr. Markese has the right to direct the voting of the restricted shares. Includes 15,000 shares of Common Stock held by the John D. Markese Trust September 2, 1999, of which Mr. Markese is a trustee and beneficiary.

(14)
Excludes shares of Common Stock and warrants to purchase Common Stock owned by Sandler O'Neill & Partners, L.P., of which Mr. O'Neill is a founding principal. Mr. O'Neill disclaims beneficial ownership of such shares and warrants.

(15)
Excludes shares of Common Stock and warrants to purchase Common Stock owned by T. Rowe Price Group, Inc. and its affiliates, of which Mr. Riepe is Vice Chairman. Mr. Riepe disclaims beneficial ownership of such shares and warrants.

(16)
Includes 5,000 vested options to purchase Common Stock issued under the Equity Plan and 200,000 shares of Common Stock held by The Rock 2000 Trust, of which Mr. Rock is the sole trustee and beneficiary.

(17)
Excludes shares of Common Stock owned by Intel Corporation, of which Mr. Sodhani is an officer. Mr. Sodhani disclaims beneficial ownership of such shares.

(18)
Represents 5,000 vested options to purchase Common Stock issued under the Equity Plan.

(19)
Includes 4,386 shares of restricted stock issued under the Equity Plan, 1,261 shares of which vest on January 29, 2005, and 3,125 shares of which vest on May 7, 2005. Under the terms of the Equity Plan, Mr. Stemberg has the right to direct the voting of the restricted shares.

(20)
Represents 4,386 shares of restricted stock issued under the Equity Plan, 1,261 shares of which vest on January 29, 2005, and 3,125 shares of which vest on May 7, 2005. Under the terms of the Equity Plan, Mr. Weisel has the right to direct the voting of the restricted shares. Excludes shares of Common Stock owned by Thomas Weisel Partners LLC, of which Mr. Weisel is Chairman and CEO. Mr. Weisel disclaims beneficial ownership of such shares.

(21)
Represents 1,261 shares of restricted stock issued under the Equity Plan, 100% of which vests on January 29, 2005. Under the terms of the Equity Plan, Ms. White has the right to direct the voting of the restricted shares.

(22)
Excludes shares of Common Stock and warrants to purchase Common Stock owned by Merrill Lynch & Co., Inc. and its affiliates, of which Mr. Zakaria formerly served as Executive Vice President. Mr. Zakaria disclaims beneficial ownership of such shares and warrants.

(23)
Represents (a) 250,000 vested options to purchase Common Stock issued under the Equity Plan, (b) 500,000 vested options to purchase Common Stock granted as an inducement award outside of the Equity Plan in accordance with the terms of Mr. Greifeld's employment agreement, of which 250,000 vested on each of July 10, 2003 and April 15, 2004, and (c) 100,000 shares of restricted stock issued as an inducement award outside of the Equity Plan, 33,000 shares of which vest on each of June 11, 2004 and June 11, 2005, and 34,000 shares of which vest on June 11, 2006. Under the terms of his award agreement, Mr. Greifeld has the right to direct the voting of the restricted shares.

(24)
Represents (a) 48,193 vested options to purchase Common Stock issued under the Equity Plan, (b) 6,750 shares of restricted stock issued under the Equity Plan, 1,350 shares of which vested on each of February 14, 2002, February 14, 2003, and February 14, 2004, and 1,350 shares of which will vest on each of February 14, 2005 and February 14, 2006, and (c) 6,376 shares purchased under the ESPP. Under the terms of the Equity Plan, Mr. Jacobs has the right to direct the voting of the restricted shares.

(25)
Represents (a) 69,700 vested options to purchase Common Stock issued under the Equity Plan, (b) 15,900 shares of restricted stock issued under the Equity Plan, of which 3,180 shares vested on each of February 14, 2002, February 14, 2003, and February 14, 2004, and 1,350 shares of which will vest on each of February 14, 2005 and February 14, 2006, and (c) 5,945 shares purchased under the ESPP. Under the terms of the Equity Plan, Mr. Knight has the right to direct the voting of the restricted shares.

(26)
Represents (a) 134,100 vested options to purchase Common Stock issued under the Equity Plan and (b) 15,900 shares of restricted stock issued under the Equity Plan, of which 3,180 shares vested on each of February 14, 2002, February 14, 2003, and February 14, 2004, and 1,350 shares of which will vest on each of February 14, 2005 and February 14, 2006. Under the terms of the Equity Plan, Mr. Randich has the right to direct the voting of the restricted shares.

(27)
Represents (a) 114,000 vested options to purchase Common Stock issued under the Equity Plan and (b) 15,900 shares of restricted stock issued under the Equity Plan, of which 3,180 shares vested on each of February 14, 2002, February 14, 2003, and February 14, 2004, and 1,350 shares of which will vest on each of February 14, 2005 and February 14, 2006. Under the terms of the Equity Plan, Mr. Warren has the right to direct the voting of the restricted shares.

(28)
Represents 2,000,000 vested options to purchase Common Stock issued under the Equity Plan.

(29)
Assumes the exercise of all vested executive stock options.

EXECUTIVE COMPENSATION

Report of the Management Compensation Committee on Executive Compensation

        The Management Compensation Committee (the "Committee") of the Board of Directors, composed entirely of independent directors, has overall responsibility for establishing and administering Nasdaq's compensation, benefits and equity programs. Each member of the Committee qualifies as a "non-employee director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Committee met 11 times in 2003. The Committee met in executive session at each of the 11 committee meetings.

General Compensation Philosophy

        Nasdaq's general compensation philosophy is to provide a results based, total reward opportunity which includes compensation, benefits and equity, that firmly positions Nasdaq to attract, motivate and retain key executives in leadership roles. Total cash compensation varies with Nasdaq's performance in attaining measurable financial and non-financial objectives. Moreover, long-term incentive compensation, such as equity awards, is utilized to strengthen the relationship between pay and Nasdaq's performance and align employee and stockholder interests. Nasdaq maintains two major incentive compensation programs in which the majority of Nasdaq's employees participate: the annual Corporate Incentive Program ("CIP"), and the Equity Plan.

        In 2003, total cash compensation for Nasdaq employees, including its executive officers, managers and employees in non-management job categories consisted of base salary and for eligible employees a performance based at risk cash bonus under the CIP. The level of cash bonus earned was generally determined based on corporate and individual performance tied to business unit objectives. The total amount of incentive compensation paid to all Nasdaq employees including guaranteed and contractual commitments in respect of 2003 was approximately 70% of the CIP opportunity at target performance levels. During 2003, individual cash bonus payments under the CIP were based on the following four measures: (1) Corporate Net Income before tax; (2) Total Revenue or Market Share; (3) Individual Business Unit Strategic Measures; and (4) Employee Satisfaction Index (management staff only) determined by an annual Business Effectiveness Employee Survey.

        Long-term incentive compensation has been delivered through the granting of stock options to most Nasdaq employees, including certain executive officers under the Equity Plan. In addition, ownership of Common Stock is offered to eligible employees through a tax-qualified ESPP. The ESPP is generally available to all regular Nasdaq employees who work at least 20 hours per week or five months in a calendar year and have completed six months or more of Nasdaq service. Under the ESPP, shares of Common Stock may be purchased at six-month intervals (each, an "Offering Period") at 85% of the lower of the fair market value on the first or the last day of each Offering Period. Employees may purchase shares having a value not exceeding 10% of their annual compensation, subject to applicable annual Internal Revenue Service limitations. Participation in the ESPP is an important component of Nasdaq's total compensation strategy and is voluntary.

Executive Compensation

        The Committee considers both quantitative and qualitative performance based factors in making pay decisions for executive officers of Nasdaq. These factors range from the Committee's consideration and review of business results and individual performance against established corporate and business unit goals. The Committee also solicits appropriate input from Nasdaq's CEO and President regarding total compensation and equity for those executives who report directly to him.

  •
  Base Salaries. In determining base salaries of executive officers, a variety of factors are considered, including: individual performance and future potential, skills and prior experience,

    scope of responsibility and accountability within the organization and relevant external market pay level information encompassing all cash and equity compensation. Base salaries are normally reviewed on an annual basis, however, adjustments may occur at the time of notable changes in executive responsibility or in response to events that would impact the long-term retention of a key executive. During 2003, base salaries of all executive officers were held constant due to Nasdaq's financial performance.

  •
  Annual Cash Incentives. Through annual cash incentives, a significant portion of total cash compensation is "at risk" and performance based. However, in order to address significant leadership, recruitment and retention requirements, certain annual executive minimum cash incentives were guaranteed through 2003 and, to a lesser extent, in 2004, during which two executives will have guaranteed minimums.

    In 2001, the Committee adopted the Executive Retention Component of the CIP under which executives whose base salaries equal or exceed $300,000 had 20% (the "Retained Amount") of their annual CIP Award retained by Nasdaq and credited with interest for 24 months from the date that the annual award would normally be paid (subject to certain provisions related to early termination). In December 2003, the Committee voted to eliminate the Retention Component of the CIP. Nasdaq's current total compensation philosophy has evolved toward an aggregation of the total employment experience which underscores the belief that executives and employees will not remain with the company solely because of monetary rewards or retention of portions of bonus payments. The Retention Component is not viewed as having contributed to the retention of senior management talent and is no longer viewed as an element in Nasdaq's compensation philosophy. All retained amounts held in participant's accounts, including interest credited at prime plus one percent, were distributed at the same time bonuses were paid for fiscal year 2003 (February 2004) and no future amounts will be retained. The final payment of the Retained Amount was subject to the participant's active employment at the time of payment.

  •
  Long-term Incentives. All newly hired executive officers were granted stock options and Mr. Greifeld was granted both stock options and a restricted stock award in 2003. Certain of Mr. Greifeld's awards were made outside the Equity Plan as inducement awards (see "—Compensation of the CEO and President" below). Only awards made in 2003 under the Equity Plan are exempt from the Section 162(m) limitation discussed below. This emphasis on equity-based compensation reflects the Committee's view that there should be a close alignment between executive rewards and creation of stockholder value.

        Effective January 2003, Nasdaq adopted the Nasdaq Executive Corporate Incentive Plan ("ECIP"), subsequently approved by stockholders at the 2003 Annual Meeting, which is intended to be a "qualified performance based bonus plan" in order to comply with the qualified performance based exception to the limitation on the deduction of compensation paid to certain key executives of Nasdaq pursuant to Section 162(m) of the Internal Revenue Code ("the Code").

        Section 162(m) of the Code provides a limit of $1,000,000 on the amount of compensation that may be deducted by a public company in any year in respect of each of the CEO and the next four most highly paid executive officers. The Committee has endeavored and will continue to endeavor to utilize certain transitional rules under the regulations governing Section 162(m) and other applicable exceptions to maximize the deductibility of compensation. However, in order to maintain flexibility in compensating executive officers and to attract needed leadership in exceptional circumstances, a policy that all compensation must be deductible has not been adopted and the Committee believes that such a policy may not be in the best interests of Nasdaq or its stockholders.

Nasdaq Performance

        In linking executive pay to performance, the Committee believes that the most important measure of Nasdaq performance is the increase in long-term stockholder value, attained through the achievement of specific annual performance measures as provided for in the ECIP. In making ECIP awards, the Committee reviewed the 2003 corporate financial and strategic accomplishments as well as individual performance against goals for all executives earning in excess of $200,000 in base salary or in excess of $400,000 in total cash compensation, with awards subject to any applicable contractual guarantees. The Committee approved the 2003 compensation awards for named executive officers shown in the Summary Compensation Table that follows this report.

Profit Sharing and Retirement Plans

        Nasdaq provides both tax-qualified and a non-qualified savings and retirement plans. All eligible employees may participate in the tax qualified plans (both pension and savings). Participation by Nasdaq employees in the defined contribution tax-qualified 401(k) savings plan is approximately 93%. Nasdaq matches up to 4% of an employee's eligible compensation to this plan during the year and may make an additional discretionary contribution to the plan as approved by the Nasdaq Board on the Committee's recommendation, which may vary with the financial performance of Nasdaq. Due to Nasdaq's financial performance, no additional discretionary match was made with respect to 2003.

        Nasdaq is a participating employer along with the NASD in the NASD Pension Plan and was until recently a participating employer in the NASD's supplemental executive retirement plan ("SERP"). Nasdaq continues to participate in the NASD Pension Plan, which is a broad based qualified plan available to all eligible Nasdaq employees. In 2003, Nasdaq ceased participating in the NASD SERP and established the Nasdaq SERP for the benefit of a select group of highly compensated employees. As part of its overall cost control and expense reduction efforts in 2003, the NASD Pension Plan was amended solely as it applied to Nasdaq employees. The amendment changed the calculation of a participant's accrued benefit by changing how his or her ultimate benefit is calculated. A participant's benefit will be determined based on his or her average career compensation rather than highest consecutive five years of compensation. However, this change generally will be phased in over a five-year period. This amendment is anticipated to reduce the annual pension expense by approximately $3.0 million per fiscal year, while continuing to provide a defined benefit pension for employees.

        Similarly, in adopting the Nasdaq SERP for its executives, the company implemented a similar means to calculate the ultimate benefit earned under the SERP as discussed above with respect to the Pension Plan. Executives who earned a benefit under the NASD SERP will have that benefit preserved and ultimately paid from the Nasdaq SERP (subject to the change to the average career method of calculation once phased-in).

        See "Pension Plan Table" for a description of the benefits under the Pension Plan and SERP, including the amendments discussed above.

Compensation of the CEO and President

        On May 12, 2003, Robert Greifeld joined Nasdaq as CEO and President. In order to attract, motivate and retain Mr. Greifeld, a combination of cash compensation and equity incentives were provided to Mr. Greifeld. Mr. Greifeld's employment agreement provided for, and he received, a prorated portion of his annual salary of $790,000 for the period of his service in 2003 and a guaranteed minimum annual cash incentive of $1,750,000 for 2003 payable in February 2004. In addition, and in accordance with his employment agreement, Mr. Greifeld was awarded 1,000,000 stock options and 100,000 shares of restricted stock as inducements to secure Mr. Greifeld's employment. These inducement awards were approved outside of the Equity Plan because the provisions of the Equity Plan contain a 1,000,000 share limit on awards to a single participant in a calendar year. The inducement options vested as to 25% on July 10, 2003, and vest as to an additional 25% on each of the first three anniversaries of the grant date. The inducement shares of restricted stock vest in equal installments on the first three anniversaries of the grant date. In addition, Mr. Greifeld was awarded 1,000,000 stock options in 2003 under the Equity Plan pursuant to the terms of his employment agreement. These options vest as to 25% on the grant date and as to an additional 25% on each of the first three anniversaries of the grant date. The Committee developed Mr. Greifeld's compensation based on practices of companies of comparable size and similar industries.

        The Committee is pleased to submit this report to the Holders with regard to the above matters.

Respectfully submitted,
The Management Compensation Committee
Michael Casey, Chairperson
Arvind Sodhani
Frank E. Baxter
John P. Havens
Martin E. Sorrell

SUMMARY COMPENSATION TABLE

        The following table sets forth compensation awarded to or earned by the named executive officers (the individuals who were, as of December 31, 2003, the CEO, the four most highly compensated employees other than the CEO and one additional individual, Hardwick Simmons, who served as CEO of Nasdaq until May 12, 2003).

							Long-Term Compensation
		Annual Compensation					Awards				Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Other Annual Compensation Awards ($) (2)		Restricted Stock Award(s) ($)		Securities Underlying Options/SARs (#) (3)		LTIP Payouts ($)	All Other Compensation ($) (4)
Robert Greifeld President and CEO(5)	2003 2002 2001	486,154 — —	1,750,000 — —		— — —		630,000 — —	(6)	2,000,000 — —	(7)	— — —	3,392 — —
Steven J. Randich Executive Vice President Chief Information Officer	2003 2002 2001	500,000 500,000 450,000	500,000 500,000 500,000		— — —		— — 206,700	(8)	— — 134,100		— — —	8,000 9,700 185,291	(9)
Edward Knight Executive Vice President and General Counsel	2003 2002 2001	418,000 418,000 418,000	418,000 418,000 418,000		— 836,000 —	(10)	— — 206,700	(8)	— — 69,700		— — —	8,000 12,104 10,873
David Warren Executive Vice President Chief Financial Officer	2003 2002 2001	400,000 400,000 362,308	299,200 250,000 600,000	(11)	— — 313,974	(12)	— — 206,700	(8)	— — 114,000		— — —	8,000 5,700 6,799
John L. Jacobs Executive Vice President Worldwide Marketing and Financial Products(13)	2003 2002 2001	275,000 226,100 —	434,500 150,000 —		— — —		— — —		30,300 32,100 —		— — —	8,000 10,547 —
Hardwick Simmons Former Chairman and CEO	2003 2002 2001	536,764 750,000 750,000	275,000 679,365 1,678,000		— — —		— — —		— 1,000,000 1,000,000	(14) (14)	— — —	8,000 6,777 8,500

(1)
Annual Bonus awards were paid in accordance with the guarantees contained in their respective employment agreements or offer letters for the following named executive officer for the years indicated: 2003 for Messrs. Greifeld, Randich and Knight and 2002 and 2001 for Messrs. Randich and Knight. In addition, Mr. Simmons received a prorated portion of his guaranteed bonus in 2003 as set forth in his employment agreement, and received bonuses in 2002 and 2001 pursuant to the terms of his employment agreement. Portions of bonuses withheld in previous years for Messrs. Randich, Knight and Warren under the Retention Component of the CIP were paid in February 2004 in connection with the discontinuation of that program. Mr. Simmons received a pro rata portion of amounts previously withheld under the Retention Component of the CIP in July 2003.

(2)
Perquisites are not included since the aggregate amount for each named executive officer is less than the lesser of $50,000 or 10% of salary and bonus, in accordance with the regulations promulgated by the SEC.

(3)
Unless otherwise noted, represents number of shares underlying non-qualified stock options granted under the Equity Plan in 2001, 2002 and 2003.

(4)
Unless otherwise noted in the applicable footnote, amounts in this column represent Nasdaq's contributions to the 401(k) plan. In addition, this column includes payments with respect to forgiveness of a historical loan in equal annual installments of $2,404 for Mr. Knight in 2001and 2002 and $897 for Mr. Jacobs in 2002.

(5)
Became CEO and President of Nasdaq on May 12, 2003.

(6)
Represents 100,000 shares of restricted stock granted to Mr. Greifeld as an inducement award on June 11, 2003 under the terms of his employment agreement, of which 33,000 vest on June 11, 2004, 33,000 vest on June 11, 2005, and 34,000 vest on June 11, 2006. This award was outside of the Equity Plan.

(7)
Includes options to purchase 1,000,000 shares of Common Stock granted under the Equity Plan and 1,000,000 options to purchase shares of Common Stock granted outside of the Equity Plan as an inducement award to secure Mr. Greifeld's employment with Nasdaq.

(8)
Represents grants of 15,900 shares of restricted stock granted to each of Messrs. Randich, Knight, and Warren on February 14, 2001 under the Equity Plan, which awards vest as to 20% on each February 14th beginning February 14, 2002.

(9)
Includes moving expenses of $110,744 and an associated tax gross-up of $67,747 in addition to Nasdaq's contributions to the 401(k) plan.

(10)
Stay Bonus paid in accordance with Mr. Knight's satisfaction of the conditions specified in his employment agreement executed in December 2000.

(11)
Includes $100,000 sign-on bonus in addition to $500,000 annual bonus award.

(12)
Represents special bonus of $200,000 and related tax gross-up of $113,974.

(13)
Mr. Jacobs became an executive officer of Nasdaq in July 2002.

(14)
In accordance with the terms of his employment agreement, Mr. Simmons became 100% vested in his option grants on the date of his termination (May 2003).

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The following table provides information on stock option grants made in 2003 to the named executive officers with respect to shares of Common Stock.

Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Number of Securities Underlying Option/SARs Granted (#)		Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Robert Greifeld	1,000,000	(1)	18.5%	$5.28	April 15, 2013	$3,320,564	$8,414,960
	1,000,000	(2)	18.5%	$6.30	June 11, 2013	$3,962,036	$10,040,577
John L. Jacobs	30,300	(3)	0.6%	$8.50	July 29, 2013	$161,972	$410,468

(1)
Options became exercisable with respect to 250,000 shares on July 10, 2003 and become exercisable with respect to 250,000 shares on each of April 15, 2004, 2005 and 2006. These options were granted as an inducement award outside of the Equity Plan in accordance with the terms of Mr. Greifeld's employment agreement.

(2)
Options became exercisable with respect to 250,000 shares on June 11, 2003 and become exercisable with respect to 250,000 shares on each of June 11, 2004, 2005 and 2006. These options were granted under the Equity Plan in accordance with the terms of Mr. Greifeld's employment agreement.

(3)
Options become exercisable with respect to 9,999 shares on each of July 29, 2004 and 2005 and with respect to 10,302 shares on July 29, 2006 and were granted under the Equity Plan.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

        The following table provides information on the number of options to purchase Common Stock of Nasdaq exercised or held by the named executive officers at fiscal year end 2003.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End ($) Exercisable/ Unexercisable (1)
Robert Greifeld	0	0	500,000/1,500,000	1,830,000/5,490,000
John L. Jacobs	0	0	41,801/58,199	0/28,785
Edward S. Knight	0	0	57,851/11,849	0/0
Steven J. Randich	0	0	111,303/22,797	0/0
David P. Warren	0	0	94,620/19,380	0/0
Hardwick Simmons	0	0	2,000,000/0	0/0

(1)
The fair market value per share of Common Stock on December 31, 2003 was $9.45, the closing price of the Common Stock on the OTC Bulletin Board on that date.

EMPLOYMENT AGREEMENTS

        Nasdaq has employment agreements with four of its named executive officers: Messrs. Greifeld, Knight, Randich and Warren. In addition, information is provided on the employment agreement of Mr. Simmons, who served as Chairman and CEO of Nasdaq until May 12, 2003.

Mr. Greifeld

        Nasdaq is a party to an employment agreement with Mr. Robert Greifeld (the "Greifeld Agreement"). The Greifeld Agreement has an initial term ending on May 12, 2007 (the "Term"). Under the terms of the Greifeld Agreement, the contract will automatically extend for one-year renewals thereafter unless either party, at least 180 days prior to the expiration of the Term, gives a notice of its intent not to extend the agreement. The Greifeld Agreement provides for (i) an annual base salary of $790,000, (ii) incentive compensation for 2003 equal to no less than $1,750,000, (iii) incentive compensation for 2004 equal to no less than 100% of base salary then in effect, and (iv) a target incentive compensation for the third, fourth, and fifth years of the Term of $1,750,000 based on the achievement of one or more performance goals established for such year by the Compensation Committee after consultation with Mr. Greifeld with respect to such goals ("Target Bonus"). The Greifeld Agreement also provides that Nasdaq will pay Mr. Greifeld a transition bonus equal to $500,000 ("Transition Bonus") no later than April 15, 2004. The Transition Bonus is subject to Mr. Greifeld's continued employment with Nasdaq through April 15, 2004 and repayment if Mr. Greifeld is terminated for cause or without good reason prior to May 12, 2005.

        Mr. Greifeld was granted 1,000,000 non-qualified stock options on April 15, 2003 ("First Option") and an additional 1,000,000 on June 11, 2003 ("Second Option"). With respect to the First Option, one-fourth of the shares underlying this grant vested on July 10, 2003 and an additional one-fourth shall vest on each April 15th thereafter. With respect to the Second Option, one-fourth of the shares underlying this grant vested on June 11, 2003 and an additional one-fourth shall vest on each June 11th thereafter. Mr. Greifeld was also granted 100,000 restricted shares of Nasdaq Common Stock on June 11, 2003 and will receive additional grants of 100,000 restricted shares on the first and second anniversaries of the effective date of the Greifeld Agreement, provided he is employed with Nasdaq on such date. Under his agreement, Mr. Greifeld will be fully vested in his supplemental retirement benefits under the SERP upon the attainment of age 49 while employed by Nasdaq and his completion of four years of service. If Mr. Greifeld's employment is terminated without cause by Nasdaq, or for good reason by Mr. Greifeld, he is entitled to: (i) a severance amount equal to his annual base salary and his Target Bonus for the calendar year immediately preceding his termination date; (ii) the Transition Bonus; and (iii) his SERP benefits as if he were fully vested in the SERP. In addition, upon his termination by Nasdaq without cause, or by Mr. Greifeld for good reason, Nasdaq will provide continued health care coverage for the lesser of (I) twelve months or (II) the date he is eligible for coverage under the health care plans of a subsequent employer.

Mr. Knight

        Nasdaq has entered into an employment agreement with Mr. Edward Knight (the "Knight Agreement"), the term of which commenced on December 30, 2000 and continued for an initial term ending on December 31, 2003 that was extended until December 31, 2004. Under the terms of the Knight Agreement, the contract will automatically extend for one-year renewals thereafter unless either party, at least six months prior to the expiration of the term, gives a notice of its intent not to renew the term. The Knight Agreement provides Mr. Knight with (i) a base salary at an annual rate not less than the rate of base salary in effect on December 30, 2000, and (ii) for years after 2003, such incentive compensation for each calendar year during the term as the Compensation Committee may award in its discretion. Effective as of February 1, 2002, the Knight Agreement was amended to conform to the Executive Retention Component of the CIP. Retained Amounts from prior years were paid in 2004 in connection with the termination of the Executive Retention Component and no future amounts will be retained.

        Under his agreement, Mr. Knight will be fully vested in his supplemental retirement benefits under the Nasdaq's SERP upon the attainment of age 55 while employed by Nasdaq and his completion of five years of service or if his employment with Nasdaq terminates (i) due to death or disability, (ii) by Nasdaq without cause or (iii) by Mr. Knight for good reason. Under the terms of the Knight Agreement, as executed in 2000, Mr. Knight was entitled to receive a payment in an amount equal to two times his then effective base salary (the "Knight Stay Bonus") if Mr. Knight was employed by Nasdaq as of December 30, 2002. Nasdaq paid the Knight Stay Bonus in 2003 pursuant to the terms of the Knight Agreement.

        Further, if Mr. Knight's employment is terminated without cause or if Mr. Knight terminates his employment for good reason, Nasdaq is obligated to pay to Mr. Knight: (i) a pro rata portion of the incentive compensation for the year of termination (including any Retained Amount plus interest at the applicable rate) and (ii) a lump sum cash payment equivalent to continuation of base salary and incentive compensation, if any, until the later of (x) the end of the term of the Knight Agreement or (y) 24 months following the date of such termination of employment (collectively, the "Termination Amounts"). Nasdaq will also continue to provide Mr. Knight with health coverage at its expense for such period.

        The Knight Agreement also provides that if Mr. Knight becomes subject to any "golden parachute" excise tax, Nasdaq is obligated to make additional payments to Mr. Knight to offset the effect of such tax. In addition, Mr. Knight has agreed to be subject to certain post-termination restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality.

Mr. Randich

        A September 22, 2000 letter sets forth certain terms and conditions of Mr. Randich's employment with Nasdaq that commenced on October 30, 2000. The letter provides that Mr. Randich receives a signing bonus of $500,000, a guaranteed base salary of $500,000 through 2004 and guaranteed minimum annual bonuses of $500,000 through 2004. Mr. Randich is also entitled to receive an accrued retention bonus of $950,000 contingent on his remaining employed by Nasdaq with satisfactory performance through December 31, 2004. Mr. Randich also received 150,000 stock options under the Equity Plan pursuant to the terms of the letter.

Mr. Warren

        A November 30, 2000 letter sets forth certain terms and conditions of Mr. Warren's employment with Nasdaq that commenced on January 2, 2001 at the level of Senior Vice President and Chief Administrative Officer. The letter provides that Mr. Warren receives a signing bonus of $100,000, a guaranteed base salary of $300,000 through 2003 and guaranteed minimum annual bonuses of $150,000 through 2003. The letter also provided for a forgivable loan to Mr. Warren in lieu of relocation assistance in the amount of $200,000 that was never made. Instead, Nasdaq provided a full-recourse loan in lieu of relocation assistance in the amount of $225,000. The interest rate and repayment terms of this loan are described in "Certain Relationships and Related Transactions—Directors and Officers."

Mr. Simmons

        Nasdaq is party to an employment agreement with Mr. Hardwick Simmons (the "Simmons Agreement"). The Simmons Agreement had a term of three years commencing on February 1, 2001 (the "Simmons Term"). The Simmons Agreement provided (i) annual base salary of $750,000, (ii) incentive compensation for 2001 of $1,750,000 prorated for partial years served and (iii) incentive compensation for the second and third years of the Simmons Term equal to no less than 100% of base salary. The Simmons Agreement was amended effective as of February 1, 2002 to conform to the Executive Retention Component of Nasdaq's CIP, which provided that Nasdaq will retain 20% of Mr. Simmons' incentive compensation for 24 months following the date incentive compensation is paid with respect to each calendar year. Retained Amounts were credited with interest at an annual rate of prime plus 1%, and were to be paid provided Mr. Simmons remained in the employ of Nasdaq at the conclusion of the 24 month period, unless his employment was earlier terminated on account of retirement, disability or death in which case the Retained Amount (plus the applicable interest) would also be paid. Under the terms of the Simmons Agreement and Amendment Number One thereto effective as of February 1, 2001, Mr. Simmons was granted 1,000,000 non-qualified stock options on February 1, 2001 and an additional 1,000,000 on February 1, 2002. Under the terms of his employment agreement, Mr. Simmons became fully vested in all of the stock options upon termination of his employment in May 2003.

        Upon termination of his employment, Mr. Simmons received pursuant to the terms of the Simmons Agreement: (i) his annual base salary and minimum guaranteed incentive compensation expressed as a monthly amount multiplied by the remaining number of full or partial months in the Simmons Term; (ii) any benefits under Nasdaq's regular benefit plans; (iii) a pro rata portion of the Retained Amount (plus the applicable interest). The Simmons Agreement provided a supplemental executive pension benefit equal to the present value of the benefit he would have accrued under the qualified plan in which Nasdaq participates without regard to any Internal Revenue Service limitation on includable compensation or benefits and without regard to any vesting requirements. In connection with Mr. Simmons' severance from Nasdaq pursuant to the terms of his employment agreement, he received a lump sum payment on February 16, 2004 of $2.1 million equal to the present value of his lifetime supplemental pension benefit.

PENSION PLAN TABLE

        Nasdaq's executive officers participate in the NASD's qualified plan and Nasdaq's Supplemental Executive Retirement Plan. Under these plans executive officers earn an aggregate benefit expressed as an annual annuity equal to 6% of their modified career average compensation for each year of service up to a maximum of 10 years. In general, modified career average compensation is the average annual salary plus one-third of the annual bonus (incentive compensation) for the period of service beginning January 1, 2004 and ending on the date of termination. As a transitional rule, prior to January 1, 2009, modified career average earnings will be the average annual salary plus one-third of the annual bonus for the last 60 months of employment. In no event will the modified career average earnings be less than the average annual salary plus one-third of the annual bonus during the highest consecutive 60 month period of employment as of October 31, 2003. As of December 31, 2003, the estimated credited years of service for Mr. Greifeld is ..67 years, Mr. Jacobs is 20.83 years, Mr. Knight is 4.50 years, Mr. Randich is 3.25 years and Mr. Warren is 3.0 years. The following table sets forth the aggregate annual benefit payable under the plans for various levels of remuneration and years of service. Such benefits are not reduced by benefits received under social security or other offsets.

	Years of Service
Remuneration
	5	10	15	20	25	30
500,000	150,000	300,000	300,000	300,000	300,000	300,000
600,000	180,000	360,000	360,000	360,000	360,000	360,000
700,000	210,000	420,000	420,000	420,000	420,000	420,000
800,000	240,000	480,000	480,000	480,000	480,000	480,000
900,000	270,000	540,000	540,000	540,000	540,000	540,000
1,000,000	300,000	600,000	600,000	600,000	600,000	600,000
1,500,000	450,000	900,000	900,000	900,000	900,000	900,000
2,000,000	600,000	1,200,000	1,200,000	1,200,000	1,200,000	1,200,000
3,000,000	900,000	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000

PERFORMANCE GRAPH

        The following graph compares the total return of Nasdaq's Common Stock with the Nasdaq Composite Stock Index, the Standard & Poor's 500 Stock Index and Nasdaq's peer group, which is composed of Chicago Mercantile Exchange Holdings Inc., Instinet Group Inc., Investment Technology Group, Inc., eSpeed, Inc., LaBranche & Co Inc., SunGard Data Systems Inc., FactSet Research Systems Inc., London Stock Exchange plc, and Deutsche Börse AG, for the period from July 2, 2002 (the date on which Nasdaq's Common Stock began trading on the Over-the-Counter Bulletin Board) through December 31, 2003. The figures represented below assume an initial investment of $100 in common stock at the closing prices on July 2, 2002 and in the Nasdaq Composite Stock Index and the Standard & Poor's 500 Stock Index on June 28, 2002 and the reinvestment of all dividends into shares of common stock.

CUMMULATIVE TOTAL RETURN SINCE JULY 2, 2002

	Cumulative Total Return
	7/02	12/02	12/03
THE NASDAQ STOCK MARKET, INC.	100.00	66.12	62.48
Standard & Poor's 500 Stock Index	100.00	89.70	115.44
Nasdaq Composite Index	100.00	90.22	142.91
Peer Group	100.00	80.91	86.79

EQUITY COMPENSATION PLAN INFORMATION

        The Equity Plan provides for the issuance of Nasdaq's equity securities to officers and other employees, directors and consultants. In addition, employees of Nasdaq and its subsidiaries are eligible to participate in the ESPP at 85% of the fair market value of the Common Stock on the price calculation date. The Equity Plan and the ESPP have been approved by Nasdaq's Stockholders. In 2003, Nasdaq granted options for 1,000,000 shares of Common Stock and 100,000 shares of restricted stock to Robert Greifeld as inducement awards to secure his employment as CEO and President of Nasdaq. These two inducement awards were outside of the Equity Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under all of Nasdaq's compensation plans as of December 31, 2003:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	12,423,134		$11.26	12,946,563	(1)
Equity compensation plans not approved by stockholders	1,000,000	(2)(3)	$5.28	0
Total	13,423,134		$10.82	12,946,563	(1)

(1)
This includes 2,015,422 shares of Common Stock that may be awarded other than through options pursuant to the Equity Plan and 1,320,022 shares of Common Stock that may be issued pursuant to the ESPP.

(2)
Mr. Greifeld received an inducement award of non-qualified stock options exercisable for 1,000,000 shares of Common Stock pursuant to the terms of his employment agreement. The award was granted on April 15, 2003 at an exercise price of $5.28 per share and expires on April 15, 2013 (the "Expiration Date"). The Option became exercisable with respect to 250,000 shares on July 10, 2003 and become exercisable with respect to 250,000 shares on each of April 15, 2004, 2005 and 2006. In the event Mr. Greifeld's employment is terminated by Nasdaq for Cause or by Mr. Greifeld without Good Reason (each as defined in his employment agreement) the unvested portion of the option will be forfeited and the vested portion will remain exercisable for a period ending on the earlier of ten days after termination or the Expiration Date. In the event Mr. Greifeld's employment is terminated by Nasdaq without Cause, by Mr. Greifeld for Good Reason or in the event of death or disability, any portion of the option that would vest within 12 months shall vest, in most circumstances, as of termination and the remainder will be forfeited. In this case, Mr. Greifeld would have the earlier of 24 months after the termination date or the Expiration Date to exercise the vested portion of the option. If Mr. Greifeld's employment terminates as a result of retirement (as defined in his employment agreement) unvested options that would have vested within 12 months will continue to vest. Mr. Greifeld would have the earlier of 370 days or the Expiration Date to exercise the vested portion of the option. In the event Mr. Greifeld's employment terminates as a result of a non-renewal by Nasdaq, any vested portion will be exercisable until the earlier of 24 months from termination or the Expiration Date and the unvested portion will be forfeited. This inducement award is transferable by Mr. Greifeld only to certain immediate family members or to a trust or other entity for the exclusive benefit of such immediate family members.

(3)
Does not include 100,000 shares of restricted stock granted to Mr. Greifeld as an inducement award on June 11, 2003. The shares of restricted stock vest in equal amounts on each of the first three anniversaries of the grant date. In the event Mr. Greifeld's employment is terminated by Nasdaq for Cause, by Mr. Greifeld without Good Reason or as a result of a non-renewal by Mr. Greifeld, all unvested restricted stock is forfeited. In the event Mr. Greifeld's employment is terminated by Nasdaq without Cause, by Mr. Greifeld for Good Reason or in the event of death, disability or retirement, all restricted shares that would have vested within 12 months of termination will vest and the remaining shares will be forfeited. In the event Mr. Greifeld's employment terminates as a result of a non-renewal by Nasdaq, any unvested shares shall vest as of termination. This inducement award is transferable only by the laws of descent and distribution.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act and regulations of the SEC thereunder require Nasdaq's executive officers and directors, and persons who own more than 10% of a registered class of Nasdaq's equity securities collectively, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by Nasdaq, or on written representations from certain reporting persons that no other reports were required for such persons, Nasdaq believes that during 2003, substantially all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with, except that Messrs. Greifeld, Gorman and Aust each filed one Form 4 late as a result of an administrative error by Nasdaq and the NASD filed one late Form 4 covering nine separate transactions involving the exercise of warrants issued by the NASD for shares of Common Stock that should have been reported on nine Forms 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The NASD and Amex

        Nasdaq's legal authority to operate as a stock market is delegated to it by the NASD under a plan approved by the SEC (the "Delegation Plan"). Although Nasdaq has initiated the process with the SEC to become registered as a national securities exchange, there can be no assurance at this time that Exchange Registration will occur or that the Exchange Registration will occur in a timely fashion.

        As a result, prior to Exchange Registration, Nasdaq will continue to operate under the Delegation Plan, pursuant to which the NASD has delegated responsibility for market operation functions to Nasdaq. Although Nasdaq exercises primary responsibility for market-related functions, including market-related rulemaking and interpretations, all actions taken pursuant to authority delegated by the NASD are subject to review, ratification, or rejection by the NASD Board of Governors. As long as the Delegation Plan remains in effect, the NASD Board will continue to have authority over Nasdaq. The current structure will continue until Nasdaq is reconstituted as a self-regulatory organization, which will become effective upon Exchange Registration.

        Although it is contemplated that the NASD will eventually divest completely its ownership interest in Nasdaq, there may still exist certain contractual relationships between the parties once this happens. For example, prior to the restructuring that resulted in the separation of Nasdaq from the NASD, Nasdaq had access to many support functions of the NASD, including certain financial services, real estate, legal, information services and corporate and administrative services. The NASD and Nasdaq entered into a Separation and Common Services Agreement, dated as of January 1, 2002 (the "New Separation Agreement"), which replaced an interim Separation and Common Services Agreement executed in 2000 (the "Interim Agreement"). The services to be provided to Nasdaq by the NASD under the New Separation Agreement are limited to certain finance, technology infrastructure, facilities sharing and legal services, which are substantially more limited than what were previously provided by the NASD under the Interim Agreement. Under the New Separation Agreement, Nasdaq pays to the

NASD the costs of the services provided, including any incidental expenses associated with such services. Nasdaq's costs for services provided by the NASD in 2003 were approximately $1.2 million compared to $5.1 million in 2002. Nasdaq anticipates that the annual costs for services under the New Separation Agreement will drop in future years as Nasdaq reviews the provision of these services and continues to internalize more of these services or seeks alternative third party providers.

        On June 28, 2000, Nasdaq and NASD Regulation, Inc. ("NASDR"), a wholly-owned subsidiary of the NASD, signed a Regulatory Services Agreement pursuant to which NASDR or its subsidiaries would provide regulatory services to Nasdaq and its subsidiaries commencing upon the effectiveness of Exchange Registration. As a result, no services have been performed under this agreement. Pursuant to the terms of the Regulatory Services Agreement, the services provided will be of the same type and scope as are currently provided by NASDR to Nasdaq under the Delegation Plan for a term of ten years. Each regulatory service is to be provided for a minimum of five years, after which time the parties may determine to terminate the provision by NASDR of a particular service. The termination of a particular service will generally be based upon a review of pricing and the need for such services. In 2003, Nasdaq paid NASDR $61.8 million for regulatory services provided pursuant to the Delegation Plan, versus $76.7 million in 2002. This reduction was due to careful review of NASDR's charges and the allocation of these charges among the markets it regulates. Nasdaq believes that ongoing review of these charges and the related services, especially with respect to the technology used to provide those services, may reduce these costs further in 2004 without affecting the quality of regulatory oversight. Nasdaq has approached the NASD about formalizing the services provided pursuant to the Delegation Plan in a new written contract to be effective until Exchange Registration.

        Nasdaq pays the NASD and certain of its subsidiaries for the use of approximately 96,323 square feet of office space. Nasdaq pays approximately $4.7 million in the aggregate per year to the NASD for the use of this space. In addition, Nasdaq has agreed to lease an additional 31,034 square feet of office space beginning in 2004, for approximately $1.6 million in the aggregate per year.

        In addition, during December 2002, Nasdaq purchased the NASD's 50.0% interest in the NASD Insurance Agency, LLC (subsequently renamed the Nasdaq Insurance Agency, LLC ("NIA")). Nasdaq's consideration for the NASD's 50.0% interest consisted of an upfront payment of $0.5 million and up to $5.1 million based on NIA's stream of contingent cash flows through 2011. Nasdaq will pay (a) 20% of NIA's contingent cash flows until Nasdaq has paid the NASD $2.3 million from such cash flows; (b) 10% of NIA's contingent cash flows until Nasdaq has paid the NASD a cumulative amount of $3.0 million from such cash flows; and (c) 5% of NIA's contingent cash flows until Nasdaq has paid the NASD the full cumulative amount of $5.1 million from such cash flows. Nasdaq accounts for its investment in NIA under the equity method of accounting. NIA provides insurance brokerage services and specializes in the director and officer liability insurance market.

        Nasdaq and the NASD have entered into an Investor Rights Agreement, pursuant to which Nasdaq has granted the NASD certain registration rights with respect to the 1,338,402 outstanding shares of Series A Cumulative Preferred Stock ("Series A Stock") and the shares of Common Stock underlying the warrants issued by the NASD in two private placements of Common Stock in 2000 and 2001. In addition, under the Investors Rights Agreement, the NASD may direct, subject to the terms and conditions set forth in the Investor Rights Agreement, that Nasdaq allow NASD members to subscribe to purchase up to 10,295,403 shares of Common Stock in the event of an initial public offering for cash of the Common Stock (the "IPO").

        The Delegation Plan requires that the NASD retain greater than 50% of the voting control over Nasdaq. The one outstanding share of Series B Stock issued to the NASD will ensure that the NASD maintains voting control until Exchange Registration. The voting power of the share of Series B Stock is recalculated for each matter presented to Holders as of the record date for the determination of the Holders entitled to vote on the matter. The NASD, as holder of the share of Series B Stock, will be entitled to cast the number of votes that, together with all other votes that the NASD is entitled to vote by virtue of ownership, proxies or voting trusts, enables the NASD to cast one vote more than one-half of all votes entitled to be cast by Holders. In addition, the shares of Common Stock underlying unexercised and unexpired warrants issued by the NASD as well as shares of Common Stock purchased through the valid exercise of warrants, will be voted by a trustee at the direction of the NASD until Exchange Registration. Shares of Series A Stock do not have voting rights, except for the right as a class to elect two new directors to the Board of Directors at any time distributions on the Series A Stock are in arrears for four consecutive quarters and as otherwise required by Delaware law. If Nasdaq obtains Exchange Registration, the share of Series B Stock will automatically lose its voting rights and will be redeemed by Nasdaq. Nasdaq may redeem the shares of Series A Stock at any time after Exchange Registration and is required to use the net proceeds from an IPO, and upon the occurrence of certain other events, to redeem all or a portion of the Series A Stock.

        On February 6, 2002, Nasdaq, the NASD and Amex entered into a Technology Transition Agreement to provide for the sharing of certain administrative and regulatory technologies between Nasdaq and Amex and the provision of certain technology services by Nasdaq to Amex. This agreement replaces the existing technology arrangements among the parties that resulted from the NASD's acquisition of Amex in 1998. Depending upon the applicable service or technology, the term of the agreement ranges between three months and two years while Amex reconstructs these services and technologies in-house, with an option for Amex to extend the term for certain services for up to one year. Pursuant to this agreement, Amex will pay Nasdaq the direct costs of the services provided by Nasdaq, plus certain administrative costs. In addition, this agreement provides that Nasdaq and the NASD contribute to a fund, administered by the NASD, to pay the costs incurred in the implementation of this agreement. In 2002 and 2001, Nasdaq accrued $5.3 million and $9.2 million, respectively, under this commitment, fulfilling its commitment. As of December 31, 2003, $9.5 million has been paid to Amex. The remaining commitment is expected to be paid in 2004.

        The parties also entered into a Master Agreement on February 6, 2002, as amended on December 9, 2002, to govern certain non-technology related matters among the parties. This agreement, among other things, sets forth the terms, as between Nasdaq and Amex, pursuant to which Amex continues to list and trade the QQQ. Under the agreement, Amex will pay annual license fees of between $4.5 million and $5.5 million to Nasdaq, subject to a "most favored nation" clause under which Amex pays at least as low a license fee as Nasdaq charges to any other licensed U.S. exchange.

Hellman & Friedman

        On May 3, 2001, Nasdaq issued and sold $240 million in aggregate principal amount of its 4% Convertible Subordinated Notes due 2006 (previously defined as the "Voting Notes") to Hellman & Friedman. The Voting Notes are convertible at any time into an aggregate of 12,000,000 shares of Common Stock, subject to adjustment, in general, for any stock split, dividend, combination, recapitalization or other similar event. As of March 31, 2004, Hellman & Friedman owns approximately 15.9% of Nasdaq on an as-converted basis. At Nasdaq's 2002 Annual Meeting, Nasdaq's stockholders approved a proposal to amend Nasdaq's Certificate of Incorporation to grant holders of the Voting Notes with the right to vote with holders of Common Stock and Series B Stock on matters submitted to a vote of stockholders. As a result, the holder of a Voting Note is entitled to vote the number of votes equal to the number of shares of Common stock into which the Voting Note could be converted on the record date, subject to the 5% voting limitation contained in the Certificate of Incorporation. Nasdaq has also agreed that in the event that the Nasdaq Board approves an exemption from the foregoing 5% limitation for any person pursuant to the Certificate of Incorporation (other than an exemption granted in connection with a strategic market alliance) and seeks the concurrence of the SEC with respect thereto, Nasdaq will grant Hellman & Friedman a comparable exemption from such limitation and use its best efforts to obtain SEC concurrence with respect to such exemption. Nasdaq has granted Hellman & Friedman certain registration rights with respect to the shares of Common Stock underlying the Voting Notes. Additionally, Hellman & Friedman is permitted to designate one person reasonably acceptable to Nasdaq for nomination as a director of Nasdaq for so long as Hellman & Friedman owns Voting Notes and/or shares of Common Stock issued upon conversion representing at least 50% of the shares of Common Stock issuable upon conversion of the Voting Notes initially purchased. On March 4, 2004, Nasdaq elected Patrick Healy as a director of Nasdaq pursuant to the foregoing provision. Arthur Rock, a member of the Nasdaq Board, is an indirect limited partner of Hellman & Friedman.

Directors and Officers

        In 2001, Nasdaq made a loan to David P. Warren, an executive officer, in the amount of $225,000, which has been evidenced by a promissory note executed on December 28, 2001. The loan was advanced in two stages, $125,000 on May 22, 2001 and $100,000 on August 14, 2001. This full recourse promissory note is unsecured and bears interest at a rate of 5.31% compounded annually. The full amount of the loan remained outstanding as of December 31, 2003. The outstanding principal together with unpaid interest on the promissory notes is due and payable on the earlier of (i) May 1, 2006, (ii) three business days after Mr. Warren's employment with Nasdaq is terminated by Nasdaq for cause or by Mr. Warren for any reason, other than his death or disability, (iii) 365 days following his death or disability, (iv) 90 days after his employment with Nasdaq is terminated by Nasdaq for any reason, other than on account of cause, death or disability and (v) an event of default with respect to Mr. Warren. The purpose of the loan was for the acquisition of Mr. Warren's principal residence upon relocation to the New York area.

        In 2001, Nasdaq made a loan to another executive officer, Dean Furbush, in the amount of $350,000. This full recourse promissory note bore interest at the rate of 5.31% annually. Mr. Furbush repaid the outstanding balance of the loan, including accrued interest, in 2003 after termination of his employment with Nasdaq.

        In connection with the Equity Plan, officers of Nasdaq received awards of options to purchase shares of Common Stock and/or restricted shares of Common Stock. Non-employee directors have the option to be awarded shares of restricted Common Stock under the Equity Plan. See "Director Compensation." In connection with the ESPP, employees (including employees who are directors) have the opportunity to purchase shares of Common Stock.

AUDIT COMMITTEE REPORT

        In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of Nasdaq. The complete text of the charter, which reflects standards set forth in new SEC regulations and Nasdaq rules, is reproduced in the appendix to this Proxy Statement.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Nasdaq that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Nasdaq's internal controls and the internal audit function's organization, responsibilities, budget, and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

        The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examination.

        The Audit Committee reviewed the audited financial statements of Nasdaq as of and for the fiscal year ended December 31, 2003, with management and the independent auditors. Management has the responsibility for the preparation of Nasdaq's financial statements and the independent auditors have the responsibility for the examination of those statements.

        Based on the above-mentioned review and discussions with the management and the independent auditors, the Audit Committee recommended to the Board of Directors that Nasdaq's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to Holder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

Members of the Audit Committee:
John D. Markese, Chairman Michael Casey Thomas F. O'Neill Mary Jo White

NASDAQ CODES OF ETHICS

        Nasdaq has adopted the Nasdaq Code of Ethics ("Nasdaq Code"), which is applicable to all employees of Nasdaq, including the principal executive officer, the principal financial officer and controller and principal accounting officer ("Senior Executive and Financial Officers"). The Nasdaq Board has a separate Nasdaq Code of Conduct for the Board of Directors ("Board Code"), which contains provisions specifically applicable for directors. All employees, including the Senior Executive and Financial Officers of Nasdaq, are also subject to the NASD Code of Conduct ("NASD Code"). The Nasdaq Code, NASD Code, and Board Code are all available on Nasdaq's Legal and Compliance website (www.nasdaq.com/about/LegalCompliance.stm). Nasdaq intends to post amendments to or waivers from the Nasdaq Code or the NASD Code (to the extent applicable to its Senior Executive and Financial Officers) or to the Board Code at this location on its website and in any manner otherwise required by the standards applicable to companies listed on The Nasdaq Stock Market.

STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

        Holders who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Proxy Statement for Nasdaq's 2005 annual meeting must submit the same to Nasdaq's Corporate Secretary, Joan C. Conley, on or before December 16, 2004 at Nasdaq's headquarters, One Liberty Plaza, New York, New York 10006 and must otherwise comply with the requirements of Rule 14a-8.

        A Holder who wishes to nominate a person for election as director at an annual or special meeting, or to introduce an item of business at an annual meeting, must also comply with the procedures specified in Nasdaq's By-Laws. Under these procedures, a stockholder must submit the proposed nominee or proposed item of business by delivering a notice to be received by Nasdaq's Corporate Secretary at the above address in accordance with the following time frames:

  •
  In the case of a nomination or proposed item of business for an annual meeting, the notice must normally be delivered not more than 120 nor less than 90 days prior to the first anniversary of the prior year's meeting. Assuming the 2005 annual meeting is held on schedule, the notice must be delivered on or prior to the close of business on February 24, 2005 but no earlier than the close of business on January 25, 2005.

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  However, if Nasdaq holds its annual meeting on a date that is more than 30 days before or 70 days after such anniversary date, the notice must be delivered no earlier than 120 days prior to the date of the annual meeting nor later than the later of the ninetieth day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by Nasdaq.

  •
  If Nasdaq holds a special meeting to elect directors, a notice with respect to the nomination of a person for election as director must be delivered no earlier than 120 days prior to the date of the special meeting nor later than the later of the ninetieth day prior to the date of the special meeting or the tenth day following the day on which public announcement of the date of such meeting and the nominees proposed by the Nasdaq Board is first made by Nasdaq.

        The notice required by the By-Laws shall contain: (i) as to each person whom a Holder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors under SEC rules and such person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected; (ii) as to any other business that the Holder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Holder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Holder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such Holder, as they appear on Nasdaq's books, and of such beneficial owner, (B) the class and number of shares of capital stock of Nasdaq that are owned beneficially and of record by such Holder and such beneficial owner, (C) a representation that the Holder is a holder of record of stock of Nasdaq entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the Holder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Nasdaq's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from Holders in support of such proposal or nomination.

        In addition, Holders may recommend individuals for consideration by the Nominating Committee for nomination to the Nasdaq Board. Holders should submit such recommendations in writing, together with any supporting documentation the Holder deems appropriate, to Nasdaq's Corporate Secretary at the address set forth above prior to December 31, 2004.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

        Stockholders and other parties interested in communicating directly with the Chairman of the Board or individual directors or particular Nasdaq Board committees may do so by addressing correspondence to the intended recipient or recipients on the Nasdaq Board

c/o The Nasdaq Stock Market, Inc. Office of the Corporate Secretary
One Liberty Plaza
New York, New York 10006

Nasdaq's Corporate Secretary regularly forwards all correspondence to the addressees on the Nasdaq Board. In addition, concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of Nasdaq's internal audit department and Office of General Counsel and handled in accordance with procedures established by the Audit Committee with respect to such matters.

STOCKHOLDERS SHARING THE SAME ADDRESS

        Nasdaq has adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, Nasdaq will deliver only one copy of its Annual Report to stockholders for fiscal 2004, which includes a copy of its Annual Report on Form 10-K for the year ended December 31, 2003, without exhibits (the "Annual Report"), and this Proxy Statement to multiple stockholders who share the same address (if they appear to be members of the same family) unless Nasdaq has received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure reduces Nasdaq's printing costs, mailing costs and fees and also supports the company's environmental goals.

        The Annual Report (including exhibits to the Form 10-K) and this Proxy Statement are available at Nasdaq's web site at www.nasdaq.com/investorrelations/ir_home.stm under the link entitled "SEC Filings." Nasdaq will deliver promptly upon written or oral request a separate copy of the Annual Report and this Proxy Statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or this Proxy Statement, stockholders should contact Nasdaq:

c/o Mellon Investor Services
85 Challenger Road
Ridgefield Park, NJ 07666

A copy of any or all exhibits to the Form 10-K will be furnished for a fee which will not exceed Nasdaq's reasonable expenses in furnishing the exhibits.

        If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent and receive a separate copy of Nasdaq's annual report or proxy statement in the future, please contact Nasdaq c/o Mellon Investor at the address above.

        A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

THE NASDAQ STOCK MARKET, INC.

April 15, 2004

Annex A

AUDIT COMMITTEE CHARTER

Organization

        This Charter governs the operations of the Nasdaq Audit Committee (the "Committee"). The Charter will be reviewed and reassessed, at least annually, by the Committee and will be approved by the Board of Directors. The Committee shall be appointed by the Board of Directors in compliance with Article IV, Section 4.13(g) of the Nasdaq By-Laws and shall consist of four or five Directors, each of whom is independent of management. Members of the Committee shall be considered independent if, in the opinion of the Board of Directors, they have no relationship that may interfere with the exercise of their independence in carrying out the responsibilities of a director*. All Committee members will be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual's financial sophistication, including service as a Chief Executive Officer, Chief Financial Officer, or other senior officer with financial oversight responsibilities or otherwise satisfy standards for financial expertise required for audit committees of companies listed on The Nasdaq National Market.

* Directors shall meet the standards for independence set forth in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules promulgated by the Securities and Exchange Commission (the "SEC") and Nasdaq Stock Market Rule 4200(a), as amended. The composition and responsibilities of the Committee also will be consistent with SEC guidance, and in particular with the SEC Order set forth in Release No. 34-37538. Industry and Non-Industry Directors are not disqualified from serving on the Committee solely because they are employees or officers of a member firm or listed company as long as the Board of Directors determines that such Directors are independent of management according to the standards set forth above.

Statement of Policy

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which management and the Board of Directors have established, and Nasdaq's audit, financial reporting and the legal and compliance process. In so doing, it is the responsibility of the Committee to maintain free and open communication with independent auditors, internal auditors, and Nasdaq's management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of Nasdaq and the power to retain independent counsel, or other experts, and funding sufficient for this purpose.

Responsibilities and Processes

        The primary responsibility of the Committee is to oversee Nasdaq's financial reporting process on behalf of the Board of Directors and report the results of these activities to the Board. Management is responsible for preparing Nasdaq's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate policy for quality financial reporting, sound business risk management practices, and ethical behavior.

        The following shall be the principal recurring processes of the Committee in carrying out its responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The responsibilities and processes of the Committee shall be consistent with the Exchange Act and the rules and regulations adopted by the SEC.

        1.    The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of Nasdaq's shareholders. The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder ratification in any proxy statement).

        2.    The Committee is responsible for ensuring its receipt from the independent auditors at least annually of a formal written statement delineating all relationships between the auditor and Nasdaq, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the independent auditor. The Committee shall prescribe what services are allowable by the independent auditors and approve in advance all services provided by the auditors (see Independent Public Auditor Services section). The Committee shall review all proposed Nasdaq hires formerly employed by the independent auditors.

        3.    The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing, compensation, and resources. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of Nasdaq's internal controls, including Nasdaq's system to monitor and manage business risk, and legal and ethical compliance programs and financial reporting. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations. The internal auditors shall report directly to the Committee and have free and open access to information deemed necessary by them to perform their assessments. The Committee shall provide oversight over the system of internal controls, relying upon management's and the internal and independent auditors representations and assessments of the controls.

        4.    The Committee shall review the interim financial statements and earnings releases with management and the independent auditors prior to the filing of Nasdaq's quarterly report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

        5.    The Committee shall review with management and the independent auditors the financial statements to be included in Nasdaq's annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit, including the management letters, reports and attestations prepared by management and the independent auditors to comply with the Exchange Act and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards and SEC rules.

        6.    The Committee shall review and approve all related party transactions consistent with the rules applied to companies listed on The Nasdaq National Market.

        7.    The Committee shall have responsibility for, and oversight of, a confidential and anonymous process and procedures for the receipt, retention and treatment of submissions regarding accounting, internal accounting controls or audit matters. All such relevant submissions must be reported to the Committee.

Independent Public Auditor Services

        The independent auditor is prohibited from performing any of the following services for Nasdaq:

  •
  bookkeeping or other services related to the accounting records or financial statements of the audit client;

  •
  financial information systems design and implementation;

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  appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

  •
  actuarial services;

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  internal audit outsourcing services;

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  management or human resources functions;

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  broker or dealer, investment adviser, or investment banking services;

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  legal services and expert services unrelated to the audit; and

  •
  any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

All audit and allowable non-audit services must be approved in advance by the Committee. However, the Chairman of the Committee is delegated authority to approve in advance non-audit services by the independent auditor to support business development, consulting on accounting issues (subject to the prohibitions above) or tax consulting to the extent permitted by SEC rules, if such non-audit services do not exceed $100,000 in the aggregate between meetings of the Committee and the Committee is informed of such pre-approval by the Chairman at the Committee's next meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

Mark Here for Address Change or Comments	☐
		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF DIRECTORS Nominees: 01 H. Furlong Baldwin 02 Robert Greifeld 03 Thomas M. Joyce 04 Arvind Sodhani 05 Fred D. Thompson	☐	☐	ITEM 2.	APPOINTMENT OF INDEPENDENT AUDITORS	☐	☐	☐
						I/WE WILL ATTEND THE MEETING		☐
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.) _____________________________
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Your Internet or telephone vote authorizes the named proxies to vote your Nasdaq Securities in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/ndaq Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report/Form 10-K and Proxy Statement on the Internet at www.nasdaq.com/investorrelations

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE NASDAQ STOCK MARKET, INC.

        The undersigned hereby appoints Edward S. Knight and Joan C. Conley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all Nasdaq Securities which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 26, 2004 at 10:00 a.m., local time at One Liberty Plaza, 50th Floor, New York, New York 10006, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your NASDAQ account online.

Access your Nasdaq stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for The Nasdaq Stock Market, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC